UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

ZILLOW GROUP, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Seattle, Washington

April 25, 2016

Dear Shareholders:

You are cordially invited to attend the Zillow Group, Inc. 2016 Annual Meeting of Shareholders on June 15, 2016 at 8: 00 a.m. (Pacific Time). The meeting will be held at 1301 Second Avenue, Floor 17, in the Bainbridge/Whidbey room, in Seattle, Washington. Our board of directors has fixed the close of business on April 7, 2016 as the record date for determining those shareholders of our Class A and/or Class B common stock entitled to notice of, and to vote at, the annual meeting of our shareholders and any adjournments thereof.

The Notice of Annual Meeting and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the annual meeting, including proposals for the election of directors, approval of the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan to increase the number of shares authorized for issuance under the plan, and ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Our board of directors recommends that you vote FOR each of the proposals described in this Proxy Statement.

Your vote is very important. Please vote your shares promptly, whether or not you expect to attend the annual meeting in person. You may vote by Internet, as well as by telephone, or, if you requested printed proxy materials, by mailing a proxy or voting instruction card. If you attend the annual meeting, you may vote in person if you wish, even if you previously submitted your vote.

On behalf of our board of directors, we thank you for your continued investment in Zillow Group.

Sincerely,

Richard N. Barton	Spencer M. Rascoff

Executive Chairman and Director	Chief Executive Officer and Director

ZILLOW GROUP, INC.

1301 Second Avenue, Floor 31

Seattle, WA 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 15, 2016

The 2016 Annual Meeting of Shareholders of Zillow Group, Inc. (the “Annual Meeting”) will be held at 1301 Second Avenue, Floor 17, in the Bainbridge/Whidbey room, in Seattle, Washington, on June 15, 2016 at 8: 00 a.m. (Pacific Time) for the following purposes:

1.	To elect two directors nominated by our board of directors to serve until the 2019 Annual Meeting of Shareholders;

2.	To approve the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan to increase the number of shares authorized for issuance under the plan;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4.	To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record of our Class A and/or Class B common stock at the close of business on April 7, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our amended and restated articles of incorporation). Shareholders of record of our Class C capital stock are not entitled to notice of, or to vote at, the Annual Meeting with respect to their shares of Class C capital stock. If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.

In accordance with Securities and Exchange Commission rules, we sent a Notice of Internet Availability of Proxy Materials on or about April 25, 2016, and provided access to our proxy materials over the Internet on or before that date, to the holders of record of our Class A and Class B common stock as of the close of business on the Record Date.

Holders of our Class A and Class B common stock and persons holding proxies from such shareholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must bring a proxy from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

By order of the board of directors,

Kathleen Philips

Chief Financial Officer, Chief Legal Officer, Treasurer and Secretary

Seattle, Washington

April 25, 2016

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Shareholders to be Held on June 15, 2016

This Zillow Group, Inc. Proxy Statement and the 2015 Annual Report of Zillow Group, Inc. are available at:

http://investors.zillowgroup.com/annuals-proxies.cfm

- i -

ZILLOW GROUP, INC.

1301 Second Avenue, Floor 31

Seattle, WA 98101

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION CONCERNING THE PROXY STATEMENT, PROXIES AND VOTING AT THE ANNUAL MEETING

Introduction

Acquisition of Trulia. On February 17, 2015, pursuant to the Agreement and Plan of Merger, dated as of July 28, 2014 (the “Merger Agreement”) by and among Zillow, Inc. (“Zillow”), Trulia, Inc. (“Trulia”), and Zillow Group, Inc. ( “Zillow Group”, the “Company”, “we”, “us”, or “our”), each of Zillow and Trulia became wholly owned subsidiaries of Zillow Group. Upon completion of the Trulia transaction, each share of Zillow Class A common stock was converted into the right to receive one share of fully paid and nonassessable Class A common stock of Zillow Group, each share of Zillow Class B common stock was converted into the right to receive one share of fully paid and nonassessable Class B common stock of Zillow Group, and each share of Trulia common stock was converted into the right to receive 0.444 of a share of fully paid and nonassessable Class A common stock of Zillow Group.

This is the second Proxy Statement we have filed for Zillow Group following the completion of the acquisition. Because the Trulia transaction was completed on February 17, 2015, the director and executive compensation and related information reported in this Proxy Statement primarily relates to Zillow Group for the period after completion of the acquisition, including the Compensation Discussion and Analysis and related compensation tables for fiscal year 2015, and to our predecessor, Zillow, for the relevant periods prior to that date. Corresponding disclosure for Trulia with respect to fiscal year 2014 is included in Trulia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (to the extent such disclosure is required).

Issuance of Class C Capital Stock in Form of Stock Dividend. In December 2014 and in connection with the Trulia acquisition, the shareholders of Zillow and the stockholders of Trulia approved amendments to Zillow Group’s amended and restated articles of incorporation to, among other things, create a new class of non-voting Class C capital stock. On July 21, 2015, we announced that our board of directors had approved a distribution of shares of our Class C capital stock as a dividend to our Class A and Class B common shareholders (the “Class C Stock Split”). Holders of Class A common stock and Class B common stock as of the close of business on July 31, 2015, the record date for the Class C Stock Split, received on August 14, 2015 a distribution of two shares of Class C capital stock for each share of Class A and Class B common stock held by them as of the record date. The distribution of shares had the effect of a 3-for-1 stock split. Outstanding equity awards to purchase or acquire shares of Class A common stock were proportionately adjusted to relate to one share of Class A common stock and two shares of Class C capital stock for each share of Class A common stock subject to the awards as of the record date, and the exercise prices of any such awards were also proportionately allocated between Class A common stock and Class C capital stock. The par value per share of our shares of Class A common stock and Class B common stock have remained unchanged at $0.0001 per share after the Class C Stock Split. All share and per share amounts included in this Proxy Statement have been retroactively adjusted to give effect to the August 2015 Class C Stock Split unless otherwise noted.

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors of Zillow Group of proxies to be voted at our 2016 Annual Meeting of Shareholders (the “Annual Meeting”) and at any

adjournment or postponement of the Annual Meeting. In accordance with rules of the Securities and Exchange Commission (the “SEC”), we sent a Notice of Internet Availability of Proxy Materials on or about April 25, 2016 and provided access to our proxy materials over the Internet beginning on or before that date, to the holders of record and beneficial owners of our Class A and Class B common stock as of the close of business on April 7, 2016 (the “Record Date”). Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our amended and restated articles of incorporation). Holders of our Class C capital stock are not entitled to vote their shares of Class C capital stock at the Annual Meeting.

The Annual Meeting will be held at 1301 Second Avenue, Floor 17, in the Bainbridge/Whidbey room, in Seattle, Washington, on June 15, 2016 at 8: 00 a.m. (Pacific Time).

What information is included in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, the compensation of Zillow Group directors and certain executive officers for fiscal year 2015, and other information.

Who is entitled to vote?

Holders of our Class A common stock and Class B common stock at the close of business on the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and vote at the Annual Meeting. As of the close of business on the Record Date, there were 53,495,032 shares of Class A common stock and 6,217,447 shares of Class B common stock outstanding and entitled to vote. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our amended and restated articles of incorporation). Holders of our Class C capital stock are not entitled to notice of, or to vote at, the Annual Meeting with respect to their shares of Class C capital stock. If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.

How many votes do I have?

On any matter that is submitted to a vote of our shareholders, the holders of our Class A common stock are entitled to one vote per share of Class A common stock and the holders of our Class B common stock are entitled to 10 votes per share of Class B common stock. Holders of our Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our amended and restated articles of incorporation). If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most shareholders hold their shares through a broker, trust, bank or other nominee rather than directly in their own names.

If on April 7, 2016, your shares of Class A or Class B common stock were registered directly in your name with our transfer agent, Computershare, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote over the Internet, by telephone or by filling out and returning a proxy card to ensure your vote is counted.

If on April 7, 2016, your shares of Class A or Class B common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares of Class A and Class B common stock in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not attend the Annual Meeting or vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

What am I voting on?

We are asking you to vote on the following matters in connection with the Annual Meeting:

1.	The election of two directors nominated by our board of directors to serve until the 2019 Annual Meeting of Shareholders;

2.	The Zillow Group, Inc. Amended and Restated 2011 Incentive Plan to increase the number of shares authorized for issuance under the plan; and

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

We will also consider any other business that may properly come before the Annual Meeting.

How do I vote?

Vote by Internet. Shareholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial shareholders may vote by accessing the website specified on the voting instructions forms provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for Internet voting availability.

Vote by Telephone. Shareholders of record may submit proxies using any touch-tone telephone from within the United States and Canada by calling toll free 1-800-652-VOTE (8683) and following the instructions provided by the recorded message or, if printed copies of the proxy materials were requested, by following the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

Vote by Mail. Shareholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the pre-addressed envelopes that will accompany printed proxy materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the pre-addressed envelopes accompanying the voting instruction forms.

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “What are ‘broker non-votes’ and how do abstentions and ‘broker non-votes’ affect the proposals?” for information regarding whether your broker, bank or other holder of record may vote your uninstructed shares on a particular proposal.

Vote in Person at the Annual Meeting. All shareholders of Class A or Class B common stock as of the close of business on the Record Date can vote in person at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, Internet, or mail so that your vote will be counted if you decide not to attend.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares of Class A and Class B common stock you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards or Notices of Internet Availability of Proxy Materials you receive.

Can I change my vote or revoke my proxy?

Yes, if you are a shareholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (a) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (b) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting, or (c) attending the Annual Meeting and properly giving notice of revocation to the inspector of election or voting in person. Shareholders of record may send any written notice or request for a new proxy card via regular mail to Zillow Group, Inc., c/o Computershare P.O. Box 30170, College Station, TX 77842-3170, online at https://www-us.computershare.com/investor/contact, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet. Shareholders of record may also request a new proxy card by calling (866) 411-1103 or, if outside the United States, (201) 680-6578.

If you are a beneficial shareholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

What constitutes a quorum at the Annual Meeting?

Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of Zillow Group’s Class A and Class B common stock constitutes a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect directors and approve the other proposals described in this Proxy Statement?

With respect to Proposal No. 1, the election of directors, the two directors receiving the largest number of votes will be elected. With respect to Proposal Nos. 2 and 3, the number of votes cast in favor of the proposal must exceed the number of votes cast against the proposal in order for the proposal to be approved.

What are “broker non-votes” and how do abstentions and “broker non-votes” affect the proposals?

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote these shares on Proposal Nos. 1 or 2, the broker may not exercise discretion to vote on these proposals. With respect to Proposal No. 3, the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2016, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction.

Abstentions and broker non-votes are not counted as votes in favor of or against any proposal.

Who will pay for the cost of this proxy solicitation?

Zillow Group will bear the cost of the solicitation of proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees, without additional compensation, may solicit proxies from shareholders by telephone, by letter, by facsimile, in person or otherwise. Following the original circulation of the proxies and other soliciting materials, we will request brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Zillow Group Class A or Class B common stock and to request authority for the exercise of proxies. In such cases, Zillow Group, upon the request of the brokers, trusts, banks and other shareholder nominees, may reimburse such holders for their reasonable expenses.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to holders of our Class A and Class B common stock. All such shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.

When will Zillow Group announce the results of the voting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

What are the requirements for admission to the Annual Meeting?

Only holders of our Class A and/or Class B common stock and persons holding proxies from such shareholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee that holds your shares, you must bring a proxy from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Attendance at the Annual Meeting without voting or revoking a previously submitted proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

SUMMARY

The following summary highlights select information from this Proxy Statement and may not contain all of the information that is important to you. Accordingly, you are encouraged to carefully read this entire Proxy Statement, its annex, and the documents referred to or incorporated by reference before voting.

Introduction

Acquisition of Trulia. On February 17, 2015, pursuant to the Agreement and Plan of Merger, dated as of July 28, 2014 (the “Merger Agreement”) by and among Zillow, Inc. (“Zillow”), Trulia, Inc. (“Trulia”), and Zillow Group, Inc. ( “Zillow Group”, the “Company”, “we”, “us”, or “our”), each of Zillow and Trulia became wholly owned subsidiaries of Zillow Group. This is the second Proxy Statement we have filed for Zillow Group following the completion of the acquisition. Because the Trulia transaction was completed on February 17, 2015, the director and executive compensation and related information reported in this Proxy Statement primarily relates to Zillow Group for the period after completion of the acquisition, including the Compensation Discussion and Analysis and related compensation tables for fiscal year 2015, and to our predecessor, Zillow, for the relevant periods prior to that date. Corresponding disclosure for Trulia with respect to fiscal year 2014 is included in Trulia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (to the extent such disclosure is required).

Issuance of Class C Capital Stock in Form of Stock Dividend. On July 21, 2015, we announced a distribution of shares of our non-voting Class C capital stock as a dividend to our Class A and Class B common shareholders (the “Class C Stock Split”). Holders of Class A common stock and Class B common stock as of the close of business on July 31, 2015, the record date for the Class C Stock Split, received a distribution of two shares of Class C capital stock for each share of Class A and Class B common stock held by them as of the record date. The distribution of shares had the effect of a 3-for-1 stock split. Outstanding equity awards to purchase or acquire shares of Class A common stock were proportionately adjusted to relate to one share of Class A common stock and two shares of Class C capital stock for each share of Class A common stock subject to the awards as of the record date, and the exercise prices of any such awards were also proportionately allocated between Class A common stock and Class C capital stock. All share and per share amounts have been retroactively adjusted to give effect to the August 2015 Class C Stock Split unless otherwise noted.

Company Information:	Zillow Group, Inc., a Washington corporation

Exchange Information:	Zillow Group, Inc. Class C capital stock is traded on The Nasdaq Global Select Market under the symbol “Z”. Zillow Group, Inc. Class A common stock is traded on The Nasdaq Global Select Market under the symbol “ZG”.

Annual Meeting of Shareholders Date, Time, and Location:	June 15, 2016 at 8: 00 a.m. (Pacific Time) at 1301 Second Avenue, Floor 17, in the Bainbridge/Whidbey room, in Seattle, Washington

Directors Nominated for Election:	1. Richard N. Barton 2. Lloyd D. Frink

Named Executive Officers for Fiscal Year 2015

1.      Spencer M. Rascoff, Chief Executive Officer

2.      Kathleen Philips, Chief Financial Officer and Treasurer (since August 2015), Chief Legal Officer and Secretary

3.      Chad M. Cohen, former Chief Financial Officer and Treasurer (to August 2015)

4.      David A. Beitel, Chief Technology Officer

5.      Stanley B. Humphries, Chief Analytics Officer

6.      Greg M. Schwartz, Chief Business Officer

Independent Registered Public Accounting Firm for Fiscal Year 2016	Ernst & Young LLP

PROPOSAL 1: ELECTION OF DIRECTORS

Board Composition

As of April 7, 2016, the board of directors was composed of nine members, divided into three classes and with standing board committee composition as follows:

Name	Term Expiring at the Annual Meeting of Shareholders to be Held in	Audit Committee	Compensation Committee	Nominating and Governance Committee
Class II
Richard N. Barton	2016
Lloyd D. Frink	2016
Gregory Waldorf	2016
Class III
Peter Flint	2017
Jay C. Hoag	2017
Gregory B. Maffei	2017
Class I
Erik Blachford	2018
Spencer M. Rascoff	2018
Gordon Stephenson	2018

  : Committee Chairperson                          : Committee Member

If elected at the Annual Meeting, Messrs. Barton and Frink will serve on the board until the 2019 Annual Meeting of Shareholders or until their respective successor is duly elected and qualified, whichever is later, or until their earlier death, resignation or retirement. Proxies will be voted in favor of Messrs. Barton and Frink unless the shareholder indicates otherwise on the proxy. Messrs. Barton and Frink have consented to being named as nominees in this Proxy Statement and have agreed to serve if elected. The board of directors expects that each of the nominees will be able to serve, but if they become unable to serve at the time the election occurs, proxies will be voted for another nominee designated by the board of directors unless the board chooses to reduce the number of directors serving on the board.

In accordance with the Merger Agreement, the Zillow Group board of directors includes those individuals who were directors of Zillow immediately prior to the Trulia transaction (excluding J. William Gurley, who resigned from the board of directors as of December 31, 2015) and two individuals who were directors of Trulia prior to the Trulia transaction, Peter Flint and Gregory Waldorf. The Trulia board designees were mutually agreed upon by Zillow and Trulia pursuant to the Merger Agreement. Prior to the completion of the Trulia transaction on February 17, 2015, the Zillow Group directors were elected into the classes set forth above by the then-sole shareholder of Zillow Group, Zillow, by unanimous written consent in lieu of a meeting effective February 11, 2015. In accordance with the Merger Agreement, Mr. Waldorf’s term on the Zillow Group board expires at the Annual Meeting. Mr. Waldorf has notified the board that he does not plan to stand for reelection at the Annual Meeting. The board of directors expects to decrease the size of the board from nine members to eight immediately after the Annual Meeting.

The following section presents biographical information for members of the Zillow Group board of directors. Unless otherwise noted, executive officer positions and directorships of the Company were held continuously with Zillow before the Trulia transaction in February 2015 and with Zillow Group after the Trulia transaction.

Nominees for Election to a Three Year Term Expiring at the 2019 Annual Meeting of Shareholders

Richard N. Barton

Richard N. Barton (age 48) is our co-founder and has served as Executive Chairman since September 2010. Mr. Barton has been a member of our board of directors since inception in December 2004 and served as Chief Executive Officer from inception until September 2010. Mr. Barton has served as a venture partner at Benchmark Capital, a venture capital firm, since February 2005. Prior to co-founding our company, Mr. Barton founded Expedia, an online travel company, as a group within Microsoft Corporation, a software company, in 1994, which Microsoft spun out as Expedia, Inc. in 1999, and Mr. Barton served as Expedia’s President, Chief Executive Officer and as a member of its board of directors from 1999 to 2003. Mr. Barton also co-founded and has served as Non-Executive Chairman of Glassdoor.com, a salaries and reviews website for companies, since January 2008 and Trover, a mobile discovery network, since March 2010, and serves on the boards of directors of several other privately held companies. Mr. Barton also serves on the board of directors of Netflix, Inc., an online media subscription service provider. Mr. Barton holds a B.S. in General Engineering: Industrial Economics from Stanford University.

Mr. Barton is qualified to serve on our board of directors because of the broad range of relevant leadership and technical skills he possesses as a founder and former chief executive officer of companies in the mobile and Internet industries. Mr. Barton also has unique experience launching and promoting continued innovation at transformative technology companies and marketing mobile and Web-based products to consumers. He has extensive knowledge of our business as our co-founder and one of our largest shareholders. As a director of other public companies, Mr. Barton also brings managerial, operational and corporate governance experience to our board of directors.

Lloyd D. Frink

Lloyd D. Frink (age 51) is our co-founder and has served as Vice Chairman since March 2011, as a member of the board of directors since inception in December 2004, and as President since February 2005. Mr. Frink previously served as Zillow’s Vice President from December 2004 to February 2005, as its Treasurer from December 2009 to March 2011 and as its Chief Strategy Officer from September 2010 to March 2011. From 1999 to 2004, Mr. Frink was at Expedia, Inc., where he held many leadership positions, including Senior Vice President, Supplier Relations, in which position he managed the air, hotel, car, destination services, content, merchandising and partner marketing groups from 2003 to 2004. From 1988 to 1999, Mr. Frink was at Microsoft Corporation, where he worked in many leadership roles, including as part of the original Expedia team and as a Group Program Manager from 1991 to 1995 and 1997 to 1999. Mr. Frink serves on the board of directors of GrubHub, Inc., an online and mobile food-ordering company. Mr. Frink holds an A.B. in Economics from Stanford University.

Mr. Frink is qualified to serve on our board of directors because of his valuable strategic and technical leadership as a founder and senior policymaker of companies in the mobile and Internet industries. He has extensive experience developing and implementing business strategy based on in-depth knowledge of relevant industry sectors, including consumer-facing mobile and Web-based companies. He has valuable knowledge of our business as our co-founder and one of our largest shareholders. As a director and senior leader of large public companies, Mr. Frink also brings corporate governance and operational expertise to our board.

The Board of Directors Recommends a Vote “FOR”

Each of the Board’s Nominees.

Directors Continuing in Office Until the 2017 Annual Meeting of Shareholders

Peter Flint

Peter Flint (age 41) co-founded Trulia and has served on the Zillow Group board of directors since February 2015. Mr. Flint served as Chairman of Trulia’s board of directors from June 2005 until February 2015 and as Trulia’s Chief Executive Officer from June 2005 until March 2015. From July 1998 to June 2003, Mr. Flint served in a variety of executive roles at lastminute.com Ltd., a European online travel company that he helped launch, including Head of Interactive Marketing and Business Development. Mr. Flint holds a Master of Physics degree from the University of Oxford and an M.B.A. from Stanford University.

Mr. Flint is qualified to serve as a member of our board of directors because of the valuable perspective and experience he brings as Trulia’s co-founder. He also brings significant knowledge about the residential real estate media industry. Mr. Flint possesses operational and financial experience as a chief executive officer and director of technology companies.

Jay C. Hoag

Jay C. Hoag (age 57) has served as a member of the board of directors since October 2005. Mr. Hoag co-founded Technology Crossover Ventures, a private equity and venture capital firm, in 1995 and continues to serve as a Founding General Partner. Mr. Hoag has served on the boards of directors of Electronic Arts Inc., an interactive entertainment software company, since September 2011, Netflix, Inc. since 1999, and Tech Target, Inc., a marketing service provider, since 2004. Mr. Hoag served on the board of directors of TheStreet, Inc., a financial media company, from November 2007 to January 2009. Mr. Hoag holds a B.A. from Northwestern University and an M.B.A. from the University of Michigan.

As a venture capital investor, Mr. Hoag brings strategic insights and extensive financial experience to our board of directors. He has evaluated, invested in and served as a board member of numerous companies, both public and private, and is familiar with a full range of corporate and board functions. His many years of experience helping companies shape and implement strategy provide our board of directors with unique perspectives on matters such as risk management, corporate governance, talent selection and leadership development.

Gregory B. Maffei

Gregory B. Maffei (age 55) has served as a member of the board of directors since May 2005. Mr. Maffei has served as President and Chief Executive Officer of Liberty Media Corporation (and its predecessor) and Liberty Interactive Corporation, holding companies of businesses in the electronic retailing, media, communications and entertainment industry, since May 2007 and February 2006, respectively. He also served as Chief Executive Officer-Elect of Liberty Interactive from November 2005 through February 2006. Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, a business software and hardware systems company, during 2005 and as President and Chief Executive Officer of 360networks Corporation, a wholesale provider of Internet connectivity services, from 2000 until 2005 and Chairman from 2002 to 2011. Previously, Mr. Maffei was the Chief Financial Officer of Microsoft Corporation from 1997 to 2000. Mr. Maffei has served as the Chairman of the Board and a director of Starz, an integrated global media and entertainment company, since January 2013, as Chairman of the Board of Live Nation Entertainment, Inc., a live entertainment and ecommerce company, since March 2013 and as a director since February 2011, as Chairman of the Board of Sirius XM Radio Inc., a satellite radio company, since April 2013 and as a director since 2009, and as Chairman of the Board and director of TripAdvisor, Inc., a publicly traded travel services company, since February 2013. Mr. Maffei previously served on the board of directors of DIRECTV (and its predecessor), a provider of digital television entertainment services, from June 2008 to June 2010, as a director of Expedia, Inc. from 1999 to 2003 and Chairman from 1999 to 2002, as a director of Starbucks Corporation, a retailer of specialty coffee, from 1999 to 2006, as a director of Barnes & Noble, Inc., a retailer of books and digital media, from September 2011 to April 2014, and as a director of Electronic Arts, Inc., an interactive entertainment software company, from June 2003 to July 2013. Mr. Maffei holds an A.B. from Dartmouth College and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

Mr. Maffei is qualified to serve on our board of directors because he brings significant financial and operations experience due to his current and former leadership roles at public companies in the technology industry. He brings valuable perspective to strategic and operational matters based on extensive knowledge of governance practices and trends, particularly with respect to compliance and risk management. Mr. Maffei also possesses significant expertise related to financial reporting and accounting as a result of his leadership roles with large public companies.

Directors Continuing in Office Until the 2018 Annual Meeting of Shareholders

Erik Blachford

Erik Blachford (age 49) has served on the board of directors since May 2005. Mr. Blachford has served as a venture partner at Technology Crossover Ventures since March 2011. He served as the Executive Chairman at Couchsurfing International, Inc., a hospitality exchange and social networking company, from August 2014 until August 2015, and Executive Chairman of TerraPass, Inc., a carbon offset company, from September 2009 to June 2014. Mr. Blachford served as Chairman and Chief Executive Officer of Butterfield & Robinson Travel, a luxury tour operator, from September 2009 until January 2011 and as Chief Executive Officer of TerraPass, Inc. from January 2005 to April 2007. From January 2005 to April 2007, Mr. Blachford was an active independent investor in a variety of early stage private companies. From March 2003 to December 2004, Mr. Blachford served as Chief Executive Officer of Expedia, Inc. and Chief Executive Officer of IAC Travel, the travel division of IAC/InterActiveCorp, a holding company of Internet businesses. From January 2003 to December 2004, Mr. Blachford served as President of Expedia North America and Expedia Senior Vice President of Marketing & Programming. Mr. Blachford previously served on the boards of directors of Expedia, Inc. from April 2003 to September 2003, and Points International Ltd., a reward-program management portal, from June 2003 to December 2004. Mr. Blachford currently serves as a member of the boards of directors of several privately held companies. Mr. Blachford also serves on the U.S. National Council of the World Wildlife Fund. Mr. Blachford holds a B.A. in English and a certificate in theater from Princeton University, and an M.B.A. from Columbia University’s Graduate School of Business.

Mr. Blachford is qualified to serve on our board of directors because he brings valuable strategic and financial expertise as a venture capitalist and entrepreneur. He also possesses significant operational and corporate governance experience as a former chief executive officer and director of a public company in the mobile and Internet industries. In addition, Mr. Blachford brings extensive experience with respect to development and management of innovative technology companies, especially consumer-facing mobile and Web-based media companies.

Spencer M. Rascoff

Spencer M. Rascoff (age 40) has served as our Chief Executive Officer since September 2010 and as a member of the board of directors since July 2011. Mr. Rascoff joined Zillow as one of its founding employees in 2005 as Vice President of Marketing and Chief Financial Officer and served as Chief Operating Officer from December 2008 until he was promoted to Chief Executive Officer. From 2003 to 2005, Mr. Rascoff served as Vice President of Lodging for Expedia, Inc. In 1999, Mr. Rascoff co-founded Hotwire, Inc., an online travel company, and managed several of Hotwire’s product lines before Hotwire was acquired in 2003 by IAC/InterActiveCorp, Expedia, Inc.’s parent company at the time. Mr. Rascoff served in the mergers and acquisitions group at Goldman, Sachs & Co., an investment banking and securities firm. Mr. Rascoff serves on the board of directors of TripAdvisor, Inc. and Julep Beauty Incorporated, a privately held beauty products company. Mr. Rascoff also serves on the advisory board at Seattle Children’s Research Institute. Mr. Rascoff served on the board of directors of zulily, inc., an e-commerce company, from June 2013 until the company’s acquisition by Liberty Interactive Corporation in October 2015. Mr. Rascoff graduated cum laude with a B.A. in Government from Harvard University.

Mr. Rascoff is qualified to serve on our board of directors because of the important perspective and experience he brings as our Chief Executive Officer. He possesses extensive knowledge of the residential real estate media and consumer-facing technology industries. Mr. Rascoff adds valuable strategic and operational insights to the board as a result of his background as both an innovator and entrepreneur as well as a senior leader and director of other large technology companies.

Gordon Stephenson

Gordon Stephenson (age 50) has served as a member of the board of directors since May 2005. Mr. Stephenson is the co-founder and has been the Managing Broker of Real Property Associates (“RPA”), an independent real estate brokerage in the Pacific Northwest, since its inception in 1991. Prior to founding RPA, Mr. Stephenson was an associate broker with Prudential MacPhersons and Windermere Real Estate, both of which are real estate sales and brokerage companies based in Seattle, Washington. Mr. Stephenson holds an A.B. in Economics from Stanford University.

Mr. Stephenson is qualified to serve on our board of directors because he brings extensive experience in the residential real estate industry as a founder and manager of a real estate brokerage firm. As a result of his experience in these roles, he possesses valuable financial and management skills. Mr. Stephenson also has in-depth knowledge of the company’s products and operations based on his tenure on the board and his work in residential real estate.

CORPORATE GOVERNANCE

Introduction

As discussed above, upon completion of the Trulia transaction on February 17, 2015, each of Zillow and Trulia became wholly owned subsidiaries of Zillow Group. Because the Trulia transaction was completed during fiscal year 2015, portions of the discussion in this section relate to the corporate governance practices and policies of Zillow, the Company’s predecessor. These portions are identified by references to “Zillow” rather than “Zillow Group”, the “Company”, “we”, “us” or “our”.

Board of Directors

Our board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2015 and including telephonic meetings, Zillow Group’s board of directors met eight times, the audit committee held five meetings, Zillow Group’s compensation committee held two meetings and Zillow Group’s nominating and corporate governance committee held one meeting. During 2015, each incumbent member of Zillow Group’s board of directors attended 85% or more of the aggregate number of meetings of the board and committees on which he served that were held during his term of service. We encourage all of our directors and nominees for director to attend our annual meeting of shareholders. Three of Zillow Group’s directors attended the 2015 Annual Meeting of Shareholders.

Our board of directors has undertaken a review of the independence of each of the persons who served as a director of Zillow Group during 2015. Based on information provided by each director concerning his background, employment and affiliations and upon the review and recommendation of our nominating and governance committee, our board of directors has determined that Messrs. Blachford, Gurley (through December 31, 2015), Hoag, Maffei, Stephenson, and Waldorf do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. The independent directors periodically meet in executive session.

In making the independence determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and its subsidiaries and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In evaluating the independence of Messrs. Hoag, Blachford, Stephenson, and Gurley, the board of directors also considered the following transactions, relationships and arrangements that are not required to be disclosed in this Proxy Statement as transactions with related persons. With respect to the independence of Mr. Hoag, the board of directors considered that Messrs. Barton and Rascoff have invested in private equity and venture capital funds of Technology Crossover Ventures, or TCV Funds. Mr. Hoag is a direct or indirect director, limited partner, or member of the general partners of the TCV Funds. Each of Mr. Barton’s and Mr. Rascoff’s capital commitments in these funds represent a de minimis share of the total committed capital of the funds. The board also considered Mr. Hoag’s service on the board of directors of Netflix, Inc. with Mr. Barton and on the board of directors of Avvo, Inc. with Mr. Barton and Ms. Amy Bohutinsky, Zillow Group’s Chief Operating Officer. With respect to the independence of Mr. Blachford, the board considered that (a) Messrs. Blachford and Barton are 50% co-owners of a condominium, (b) Mr. Blachford serves on the boards of directors of two privately held companies in which Mr. Barton is an investor and, for one of the companies, also serves as a board member, (c) Mr. Blachford serves as a venture partner of Technology Crossover Ventures, and (d) Mr. Blachford’s family member is employed by a privately held company for which Messrs. Barton and Gurley serve as board members. With respect to the independence of Mr. Stephenson, the board of directors considered that Mr. Stephenson participates in Zillow Group’s Premier Agent program. With respect to the independence of Mr. Gurley, the board considered that Mr. Barton provides advisory services in a non-employee capacity to Benchmark Capital, a venture capital firm where Mr. Gurley serves as a General Partner. These services include the identification and evaluation for Benchmark Capital of potential investments and related advice. Mr. Barton has also invested in certain of Benchmark Capital’s venture capital funds, which capital commitments represent a de minimis share of the total committed capital of each of the funds. In exchange for Mr. Barton’s services, Benchmark Capital pays a portion of Mr. Barton’s capital commitments to the funds.

As noted above, Mr. Waldorf has notified the board of directors that he does not plan to stand for reelection when his term expires at the Annual Meeting. Upon the expiration of Mr. Waldorf’s term, a majority of the board of directors may not be comprised of directors who meet the independence standards of the Nasdaq Stock Market Listing Rules. The board of directors expects to reestablish a majority of independent directors before the expiration of any applicable cure period permitted under the Nasdaq Stock Market Listing Rules.

Board Leadership Structure

In accordance with our Corporate Governance Guidelines, a copy of which is posted on our website at http://investors.zillowgroup.com/corporate-governance.cfm, our board of directors does not have a policy as to whether the offices of chair of the board and Chief Executive Officer should be separate. Our board of directors believes that it should have the flexibility to make this determination as circumstances require and in a manner that it believes is best to provide appropriate leadership for our company. The board of directors believes that its current leadership structure, with Mr. Barton serving as Executive Chairman and Mr. Rascoff serving as Chief Executive Officer, is appropriate because it enables the board as a whole to engage in oversight of management, promote communication between management and the board and oversee governance matters while allowing our Chief Executive Officer to focus on his primary responsibility for the operational leadership and strategic direction of the Company. In addition, the board of directors benefits from the perspective and insights of Messrs. Barton and Rascoff as a result of their extensive experience in the mobile and Internet industries. The board of directors does not believe that its role in risk oversight has affected the board’s leadership structure.

Risk Oversight

The board of directors considers the assessment of company risks and development of strategies for risk mitigation to be a responsibility of the entire board (as reported by the appropriate committee in the case of risks that are under the purview of a particular committee). The board engages in risk oversight on a broad range of matters, including challenges associated with strategic acquisitions, data security and other threats relevant to our information technology environment. The compensation committee provides oversight of our compensation philosophy and the objectives of our compensation programs, including the evaluation of whether our incentive compensation programs contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the company. The nominating and governance committee oversees risks associated with corporate governance and the composition of our board of directors, including the independence of board members. The audit committee provides oversight concerning our major financial risk exposures and the steps management has taken to monitor and control such exposures. Each committee generally reports on its discussions to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate their risk oversight roles.

Board Committees

The board of directors currently has the following standing committees: audit, compensation, and nominating and governance. The board of directors may, from time to time, form a new committee or disband a current committee depending on the circumstances and needs of the Company. Each standing committee complies with the independence and other requirements established by the SEC, Nasdaq, and applicable laws and regulations. Membership of the standing committees is determined annually by the board of directors with consideration given to the recommendation of the nominating and governance committee. Adjustments to committee assignments may be made at any time.

The board of directors has adopted a written charter for each standing committee. Shareholders may access a copy of each standing committee’s charter on the Investor Relations section of our website at http://investors.zillowgroup.com/corporate-governance.cfm. A summary of the duties and responsibilities of each standing committee is set forth below.

Audit Committee

The current members of our audit committee are Erik Blachford, Gordon Stephenson and Gregory B. Maffei, with Mr. Maffei serving as Chair. The primary responsibilities of the audit committee are to:

•	oversee the integrity of our corporate accounting and financial reporting process, internal accounting and financial controls and audits of the financial statements;

•

evaluate the independent auditor’s qualifications, independence and performance, engage and provide for the compensation of the independent auditor, and establish the policies and procedures for the retention of the independent auditor to perform any proposed permissible non-audit services;

•	review our annual audited financial statements;

•	review our critical accounting policies, disclosure controls and procedures and internal controls over financial reporting;

•

establish and oversee certain compliance procedures and ethics compliance, including procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	discuss with management and the independent auditor the results of the annual audit and the reviews of our quarterly unaudited financial statements; and

•	review all transactions with related persons that are disclosed under Item 404 of Regulation S-K.

Our board of directors has determined that each of our audit committee members meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that each of Messrs. Blachford and Maffei is an audit committee financial expert as defined under the applicable rules and regulations of the SEC.

Compensation Committee

The current members of our compensation committee are Erik Blachford, Jay C. Hoag and Gordon Stephenson, with Mr. Hoag serving as Chair. The primary responsibilities of our compensation committee are to:

•	review our overall compensation philosophy and policies relating to the compensation and benefits of our officers and employees;

•

review and approve goals and objectives relevant to the compensation of our Chief Executive Officer and other senior officers, evaluate the performance of these officers in light of those goals and objectives, and set compensation of these officers based on such evaluations;

•

oversee the administration and issuance of stock options and other awards under our equity incentive plans, including the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan (the “2011 Plan”); and

•	oversee our compensation and benefit plans, policies and programs for our executive officers and non-employee directors.

As part of its process to determine the compensation level of each executive officer, the compensation committee evaluates, among other things, the Chief Executive Officer’s assessment of the other executive officers and recommendations regarding their compensation in light of the goals and objectives of our executive compensation program.

Pursuant to its charter, the compensation committee has sole authority to engage outside compensation consultants or other advisors to assist the committee in carrying out its duties. With respect to 2015 executive compensation, the compensation committee considered market information available through Equilar, Inc., a leading executive data solutions company, as a reference point and as one factor among many in making certain decisions, as described in more detail in the section entitled, “Named Executive Officer Compensation – Compensation Discussion and Analysis.” During 2014 and 2015, at the request of the Zillow Group compensation committee, management retained Board Advisory, LLC, a compensation consulting firm, to advise the compensation committee on certain then-current Trulia compensation arrangements in connection with the Trulia transaction. Board Advisory, LLC did not provide any other services to the Zillow Group compensation committee, management, or Zillow Group and only received fees from Zillow Group for services provided to Zillow Group’s compensation committee.

The compensation committee may form and delegate authority to subcommittees and delegate authority to two or more designated members of the committee in accordance with its charter. The charter also permits the compensation committee to delegate to one or more senior executive officers the authority to make certain grants of equity-based compensation to non-executive officer employees, subject to restrictions set forth in the charter and under applicable laws. Upon the recommendation of the compensation committee, the board of directors has delegated to Messrs. Rascoff, Barton and Frink the authority to grant equity awards to non-executive officer employees under the 2011 Plan, subject to certain restrictions. Pursuant to such authority, these individuals routinely act to grant equity awards to our newly hired non-executive officer employees.

Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the applicable rules and regulations of Nasdaq, the SEC, and the Internal Revenue Code of 1986, as amended (the “Code”). For additional discussion of the processes and procedures the compensation committee has used to determine executive officer and non-employee director compensation, please refer to the sections entitled, “Named Executive Officer Compensation – Compensation Discussion and Analysis – How We Set Executive Compensation” and “Director Compensation,” respectively.

Compensation Committee Interlocks and Insider Participation

None of the members of Zillow Group’s compensation committee in 2015 was, at any time during 2015 or at any other time, an officer or employee of Zillow, Trulia, or Zillow Group, and, except as described in the section entitled “Certain Relationships and Related Person Transactions,” none had or has any relationships with Zillow, Trulia, or Zillow Group that are required to be disclosed under Item 404 of Regulation S-K. In connection with the formation of Zillow Group and from January 2015 to the completion of the Trulia transaction in February 2015, Messrs. Rascoff and Cohen and Ms. Kathleen Philips, each then Zillow executive officers, served as directors of Zillow Group, during which time Mr. Rascoff also served as an executive officer of Zillow Group and a member of Zillow’s board of directors. Except as described above, none of Zillow Group’s executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that had one or more executive officers who served on Zillow Group’s board of directors or compensation committee during 2015.

Nominating and Governance Committee

The current members of our nominating and governance committee are Gordon Stephenson and Erik Blachford, with Mr. Stephenson serving as Chair (as of January 1, 2016). The primary responsibilities of the nominating and governance committee are to:

•	identify, approve, and recommend individuals qualified to become members of the board of directors in accordance with the director selection guidelines approved by the board of directors;

•	oversee evaluations of our board of directors and its committees; and

•	develop, periodically review, monitor and recommend to the board of directors corporate governance principles and policies applicable to the Company.

The nominating and governance committee and the board of directors believe it is essential to have directors representing diverse viewpoints to enhance the quality of the board’s discussions and decision-making process. Diversity, which includes age, education, and professional experience, among others, is one factor considered by the nominating and governance committee in determining the needs of the board of directors and evaluating director candidates to fill such needs. The director selection guidelines used by the nominating and governance committee to evaluate the board’s composition and director candidates are included in the committee’s charter, which is available on the Investor Relations section of our website at http://investors.zillowgroup.com/corporate-governance.cfm. Pursuant to the director selection guidelines, the nominating and governance committee considers the total mix of the board’s composition and director candidates’ qualifications, including factors like relevant industry knowledge, expertise in operations, and experience working with public companies. The nominating and governance committee does not have a formal policy with respect to diversity. The nominating and governance committee has the authority to retain a search firm or other advisor to identify director candidates and to otherwise assist with the fulfilment of its duties.

Pursuant to its charter, the nominating and governance committee will also consider qualified director candidates recommended by our shareholders. The nominating and governance committee evaluates the qualifications of candidates properly submitted by shareholders in the same manner as it evaluates the qualifications of director candidates identified by the committee or the board of directors. Shareholders can recommend director candidates by following the instructions outlined below in the section entitled “Additional Information – Consideration of Shareholder-Recommended Director Nominees.” No nominations for director were submitted to the nominating and governance committee for consideration by any of our shareholders in connection with the Annual Meeting.

DIRECTOR COMPENSATION

2015 Director Compensation Table

Zillow Group’s director compensation program is governed by the Amended and Restated Stock Option Grant Program for Nonemployee Directors (the “Program”). During 2015, Zillow Group compensated its eligible non-employee directors solely with stock options. The following table provides information regarding the compensation of our non-employee directors during 2015. The compensation of Mr. Rascoff, Chief Executive Officer and also a member of the board of directors, for 2015 is discussed in the Compensation Discussion and Analysis and in the related tables.

Name	Option Awards ($)(1)(2)	Total ($)
Erik Blachford	150,000	150,000
J. William Gurley	150,000	150,000
Jay C. Hoag	150,000	150,000
Gregory B. Maffei	150,000	150,000
Gordon Stephenson	150,000	150,000

(1)	Amounts reflect aggregate grant date fair value of the option awards granted, computed, as of the grant date, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). Assumptions used to calculate these amounts are described in Note 15, “Share-Based Awards,” to Zillow Group’s financial statements included in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2015. On March 1, 2015, each of the eligible non-employee directors of Zillow Group received an annual stock option grant to purchase 3,145 shares of our Class A common stock (unadjusted for the Class C Stock Split) or an aggregate 9,435 shares of our Class A common stock and Class C capital stock (as adjusted for the Class C Stock Split) with a Black-Scholes-Merton grant date fair value of $150,000. As of December 31, 2015, Zillow Group’s non-employee directors held stock options granted for director service to purchase the following number of shares of Zillow Group’s Class A common stock and Class C capital stock: Mr. Blachford, 22,886 shares of Class A common stock and 45,772 shares of Class C capital stock; Mr. Gurley, 22,886 shares of Class A common stock and 45,772 shares of Class C capital stock; Mr. Hoag, 3,145 shares of Class A common stock and 6,290 shares of Class C capital stock; Mr. Maffei, 30,282 shares of Class A common stock and 60,564 shares of Class C capital stock; and Mr. Stephenson, 25,282 shares of Class A common stock and 50,564 shares of Class C capital stock.
(2)	Zillow Group’s employee directors, Messrs. Rascoff, Barton and Frink (of whom only Mr. Rascoff is a named executive officer), did not receive compensation for their board service. In accordance with the terms of the Program, Messrs. Flint and Waldorf were not eligible to receive compensation in 2015 for their board service because they were elected to the board less than one calendar month before the grant date for the non-employee director grants. As of December 31, 2015, Messrs. Flint and Waldorf held the following equity awards that were assumed by Zillow Group in connection with the Trulia transaction: Mr. Flint, stock options to purchase an aggregate of 245,444 shares of Class A common stock and 490,888 shares of Class C capital stock and restricted stock units to purchase an aggregate of 44,400 shares of Class A common stock and 88,800 shares of Class C capital stock; Mr. Waldorf, 0.

Time and Manner of Compensation

We have implemented a formal program under the 2011 Plan pursuant to which, on March 1 of each year, our non-employee directors who have served for at least 12 months on our board of directors are eligible to receive stock option grants as compensation for the prior year’s service on our board and committees of our board. The automatic annual grants are fully vested on the date of grant. Eligible directors who are initially elected or appointed to the board of directors during the 12-month period prior to a grant date automatically receive a prorated annual option grant on March 1 after their initial election or appointment to the board, based on the number of full calendar months that have elapsed between the date of the director’s initial election or appointment to the board and the March 1 grant date. Stock options granted under the program have seven-year terms, subject to earlier termination in the event of a director’s termination of service. The grants made in March 2015 were for that number of shares of Class A common stock having a Black-Scholes-Merton value of $150,000 on the date of grant (with any fractional share rounded to the nearest whole share (0.5 rounded up)) and with a per share exercise price equal to the closing price of our Class A common stock on the date of grant. As of March 2016, grants made under the program are for shares of Zillow Group Class C capital stock and have ten-year terms.

We also reimburse our directors for expenses associated with attending meetings of our board of directors and board committees.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2015 with respect to securities authorized for issuance under equity compensation plans. No future equity awards will be granted under the equity compensation plans not approved by security holders described in the table and accompanying footnotes below.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2)
Class A Common Stock	7,682,606	(3)	$21.40	—	(4)
Class B Common Stock	—		—	—
Class C Capital Stock	18,717,718	(5)	$24.76	688,014	(6)(7)
Equity compensation plans not approved by security holders
Class A Common Stock	1,111,733	(8)	$15.76	—
Class B Common Stock	—		—	—
Class C Capital Stock	2,219,831	(9)	$18.24	—
Total
Class A Common Stock	8,794,339		$21.00	—
Class B Common Stock	—		—	—
Class C Capital Stock	20,937,549		$24.36	688,014
Total All Classes	29,731,888		$23.35	688,014

(1)	The weighted-average exercise price is calculated based on outstanding stock options and outstanding stock appreciation rights. It excludes outstanding restricted stock units (“RSUs”) and restricted units, which have no exercise price.
(2)	Includes the Zillow, Inc. Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”) and the 2011 Plan. The 2005 Plan was terminated in July 2011, and no new equity awards may be granted under that plan. No Class B common stock is issuable under either the 2005 Plan or the 2011 Plan.
(3)	Includes (i) stock options to purchase 653,661 shares of Class A common stock under the 2005 Plan and (ii) stock options, RSUs and restricted units for 7,028,945 shares of Class A common stock under the 2011 Plan.
(4)	We intend that future grants under the 2011 Plan will be for Class C capital stock only; however, we also have the discretion to grant Class A common stock pursuant to the 2011 Plan. In the event we make future grants under the 2011 Plan for Class A common stock, those grants would reduce the number of securities remaining available for future issuance as Class C capital stock.
(5)	Includes 15,292,572 shares of Class C capital stock issuable upon exercise of outstanding stock options and vesting of outstanding RSUs and restricted units that were distributed as a dividend in connection with the Class C Stock Split effective August 14, 2015. Also includes 3,425,146 shares of Class C capital stock issuable upon exercise of outstanding stock options and vesting of RSUs that were granted under our 2011 Plan in 2015 following the effective date of the Class C Stock Split.
(6)	Includes shares available for issuance under the 2011 Plan, which we intend to issue solely as shares of Class C capital stock. Does not include (i) 7,620,951 shares that became available for issuance under the 2011 Plan on January 1, 2016 pursuant to the “evergreen” provision, (ii) shares subject to stock options granted in substitution of stock options previously granted by companies we acquired, which stock options do not reduce the number of shares available for issuance under the 2011 Plan, and (iii) shares that will become available for issuance under the 2011 Plan, as proposed to be amended pursuant to Proposal 2 in this Proxy Statement.

(7)	The 2011 Plan contains an “evergreen” provision, pursuant to which the number of shares available for issuance can be increased on the first day of each of our fiscal years, equal to the least of (i) 3.5% of our outstanding Class A common stock, Class B common stock and Class C capital stock on a fully diluted basis as of the end of our immediately preceding fiscal year, (ii) 10,500,000 shares (as adjusted for the Class C Stock Split), and (iii) a lesser amount determined by our board of directors; provided, however, that any shares from increases in prior years that are not actually issued will continue to be available for issuance under the 2011 Plan.
(8)	Includes 899,305 shares of Class A common stock issuable upon exercise of outstanding options and stock appreciation rights and vesting of RSUs that we assumed in connection with our February 2015 acquisition of Trulia. These awards were assumed under the Trulia 2012 Equity Incentive Plan, as amended and restated (the “Trulia 2012 Plan”), the Trulia 2005 Stock Incentive Plan, as amended, and the Market Leader, Inc. Amended and Restated 2004 Equity Incentive Plan. Also includes 212,428 shares of Class A common issuable under equity awards granted to Trulia employees under the Trulia 2012 Plan following completion of the Trulia acquisition. No future awards will be granted under these plans. No Class B common stock is issuable under these plans.
(9)	Includes 1,794,975 shares of Class C capital stock issuable upon exercise of outstanding stock options and stock appreciation rights and vesting of RSUs assumed in the Trulia acquisition that were distributed as a dividend pursuant to the Class C Stock Split. Also includes 424,856 shares of Class C capital stock issuable pursuant to the Class C Stock Split with respect to outstanding stock options and RSUs that were granted to Trulia employees under the Trulia 2012 Plan following completion of the Trulia acquisition.

Trulia 2012 Equity Incentive Plan, as Amended and Restated

The Trulia 2012 Plan became effective in September 2012. The Trulia 2012 Plan provides for the grant of incentive and nonqualified stock options, restricted stock, RSUs, stock appreciation rights, performance units and performance shares to employees, directors and consultants. Under the 2012 Plan, stock options were granted at a price per share not less than 100% of the fair market value per share of the underlying stock at the grant date. The plan administrator determined the vesting period for each option award on the grant date, and options granted under the plan generally expire 10 years from the grant date or such shorter term as may be determined for the options. As described above, no new equity awards will be granted under the Trulia 2012 Plan or under any of the other equity plans under which outstanding equity awards were assumed in connection with the Trulia acquisition.

PROPOSAL 2: APPROVAL OF THE ZILLOW GROUP, INC. AMENDED AND RESTATED 2011 INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

Background

Our board of directors, upon the recommendation of our compensation committee, is asking our shareholders to approve an amendment and restatement of the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan (the “2011 Plan”) to authorize an additional 2,500,000 shares under the plan (as amended and restated by the proposed share increase, the “Amended 2011 Plan”).

Our board and shareholders initially approved the 2011 Plan in 2011, and our shareholders have periodically re-approved the 2011 Plan, most recently at the 2015 annual meeting of shareholders.

Under applicable rules of The Nasdaq Stock Market, we are required to obtain shareholder approval of the share increase. Shareholder approval of the Amended 2011 Plan also is intended to constitute re-approval of the plan for purposes of Code Section 162(m), described below.

If our shareholders do not approve the Amended 2011 Plan, the 2011 Plan will remain available for new grants to the extent shares remain available for issuance under the 2011 Plan.

Requested Share Increase.

Our board of directors, the compensation committee and our management all believe that the effective use of long-term equity incentive compensation is vital to our continued ability to attract, retain and motivate the individuals required to successfully execute our business plans and achieve strong performance. To facilitate these goals, we are asking shareholders to approve an increase in the number of shares authorized for issuance under the Amended 2011 Plan by 2,500,000 shares.

Equity compensation has been an integral part of our overall compensation program for employees since our inception and reflects our philosophy that all employees should be given the opportunity to be owners in the company. We make equity grants to all of our employees, generally initially upon hire and then annually based on performance during the prior year. In addition, we occasionally make performance related equity grants in recognition of individual contributors. These grants allow us to provide a direct link between compensation and long-term shareholder value creation.

Our employee headcount has grown significantly over the last few years, including through acquisitions, resulting in an increased usage of shares under the 2011 Plan. We grew from 1,215 full-time employees as of December 31, 2014 to 2,204 full-time employees as of December 31, 2015, growth of approximately 81%. Increasing the number of shares authorized for issuance under the Amended 2011 Plan will allow us to continue providing broad-based equity incentives to our employees in amounts determined to be appropriate by our compensation committee. This will further allow us to continue to attract, retain and motivate individuals integral to achieving our business objectives and continued growth and provide appropriate incentives to them to exert their best efforts on behalf of the Company.

We intend that the additional shares requested for issuance under the Amended 2011 Plan be issued as shares of Class C capital stock. At our 2015 annual meeting of shareholders, our shareholders approved the flexibility to grant Class C capital stock, in addition to, or in lieu of, Class A common stock, subject to listing of our Class C capital stock on a national securities exchange. Our Class C capital stock began trading on The NASDAQ Global Select Market under the ticker symbol “Z” on August 17, 2015.

2015 Class C Stock Split.

On August 14, 2015, we completed a stock dividend in the form of two shares of Class C capital stock for each share of Class A common stock and Class B common stock outstanding as of the record date of July 31, 2015, as defined previously, the Class C Stock Split. As a result of the Class C Stock Split, outstanding equity awards were proportionately adjusted to relate to one share of Class A common stock and two shares of Class C capital stock for each share of Class A common stock subject to the awards as of the record date. The original exercise prices of outstanding stock options were also proportionately allocated between shares of Class A common stock and Class C capital stock. The number of shares available for issuance under the 2011 Plan was proportionately adjusted to reflect the Class C Stock Split, pursuant to the plan’s terms.

Share Availability.

As of March 31, 2016, approximately 1,392,855 shares remain available for future grants of awards under the 2011 Plan. This number excludes the requested share increase. This number is calculated as follows:

Shares authorized for issuance under the 2011 Plan as of March 31, 2016 (reflects Class C Stock Split adjustment)	37,787,055

•       Includes shares that have become available for issuance pursuant to the 2011 Plan’s annual evergreen provision through January 1, 2016

•       Includes shares that became available from the 2005 Plan on July 19, 2011 (the effective date of the 2011 Plan)

•       Includes shares that became available under the 2011 Plan pursuant to cancellation or forfeiture of awards previously outstanding under the 2005 Plan between July 19, 2011 and March 31, 2016,

minus

Shares subject to awards granted under the 2011 Plan prior to March 31, 2016, net of cancellations, forfeitures, and shares retained to satisfy tax withholding obligations*	36,394,200

Total shares remaining available for future grant under the 2011 Plan, as of March 31, 2016	1,392,855

*	The numbers above exclude stock options for an aggregate of 299,112 shares (net of cancellations and forfeitures) granted under the 2011 Plan in substitution of stock options previously granted by companies we acquired. Pursuant to the terms of the 2011 Plan, the shares subject to such stock options do not reduce the number of shares available for future issuance under the 2011 Plan.

If shareholders approve the Amended 2011 Plan, 3,892,855 shares will thereafter be available for new grants. We currently intend that all such shares be issued as awards for Class C capital stock. We also intend that all future new equity grants will be made under the Amended 2011 Plan.

If shareholders approve the Amended 2011 Plan, the total number of shares available for new grants under the Amended 2011 Plan, plus the number of shares subject to all outstanding awards as of March 31, 2016, would be approximately 39,865,074 shares. The number of shares subject to outstanding awards includes shares subject to awards under the 2011 Plan plus awards outstanding under the 2005 Plan and awards substituted or assumed by us in connection with prior acquisitions, including the Trulia transaction.

As of March 31, 2016, approximately 53,495,119 shares of our Class A common stock were outstanding and 119,326,718 shares of our Class C capital stock was outstanding. On March 31, 2016, the closing price of our Class A common stock on The Nasdaq Global Select Market was $25.55. On March 31, 2016, the closing price of our Class C capital stock on The Nasdaq Global Select Market was $23.73.

Summary of the Amended 2011 Plan

The principal features of the Amended 2011 Plan are summarized below. This summary does not contain all information about the Amended 2011 Plan and does not purport to be a complete description. A copy of the complete text of the Amended 2011 Plan is attached to this proxy statement as Appendix A, and the following description is qualified in its entirety by reference to Appendix A.

Purpose. The purpose of the Amended 2011 Plan is to attract, retain and motivate our employees, officers, directors, consultants, agents, advisors and independent contractors by providing them with the opportunity to acquire an equity interest in us and to align their interests and efforts to the long-term interests of our shareholders.

Administration. Our board of directors or the compensation committee of our board is authorized to administer the Amended 2011 Plan. Our board of directors may delegate concurrent administration of the Amended 2011 Plan to different committees consisting of two or more members of our board or to one or more senior executive officers in accordance with the Amended 2011 Plan’s terms and any conditions established by our board. The plan administrator is authorized to select the individuals to be granted awards, the types of awards to be granted, the number of shares subject to awards, and the other terms, conditions and provisions of such awards. References to the “committee” below are, as applicable, to our board of directors or the compensation committee, or any other committee or officers who may be authorized to administer the Amended 2011 Plan.

Eligibility. Awards may be granted under the Amended 2011 Plan to our employees, officers, directors, consultants, agents, advisors and independent contractors and those of our subsidiaries. As of March 31, 2016, approximately 2,388 employees, including ten executive officers, and six non-employee directors were eligible to participate in the 2011 Plan. 2,328 of these individuals hold equity awards to acquire shares of our stock.

Share Reserve. The Amended 2011 Plan authorizes the issuance of up to 18,400,000 shares, which includes the additional 2,500,000 shares being requested. In addition, the following shares are available for issuance under the Amended 2011 Plan:

•	21,379,230 shares that became available for issuance pursuant to the authorized annual share increases under the 2011 Plan on January 1, 2013 and each January 1st thereafter through January 1, 2016;

•	138,849 shares previously available for issuance under the 2005 Plan that became available for issuance under the 2011 Plan on July 19, 2011, pursuant to the 2011 Plan’s terms; and

•

up to 1,878,521 shares subject to outstanding awards under the 2005 Plan as of July 19, 2011 that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards in vested or nonforfeitable shares); however, to the extent that shares are issued upon exercise or settlement of such outstanding awards, those shares will not become available for grant under the Amended 2011 Plan.

The number of shares authorized under the Amended 2011 Plan is increased each January 1st during the term of the Amended 2011 Plan by an amount equal to the least of (a) 3.5% of our outstanding Class A common stock, Class B common stock and Class C capital stock on a fully diluted basis as of the end of the immediately preceding calendar year, (b) 10,500,000 shares, and (c) a lesser number of shares determined by our board of directors.

We intend that future new grants under the Amended 2011 Plan be for Class C capital stock.

The following shares will be available again for issuance with respect to awards granted under the Amended 2011 Plan:

•	shares subject to awards that lapse, expire, terminate or are canceled prior to the issuance of the underlying shares;

•	shares subject to awards that are subsequently forfeited to or otherwise reacquired by us;

•	shares withheld by or tendered to us as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award; and

•	shares subject to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued.

Awards granted in assumption of or in substitution for previously granted awards by an acquired company will not reduce the number of shares authorized for issuance under the Amended 2011 Plan.

A maximum of 18,400,000 shares may be issued upon the exercise of incentive stock options under the Amended 2011 Plan.

Adjustments. If any change to our Class A common stock or Class C capital stock occurs by reason of a stock dividend, stock split, spin-off, recapitalization, merger, consolidation, statutory share exchange, combination or exchange of shares, distribution to shareholders other than a normal cash dividend or other change in our corporate or capital structure, the committee will make proportional adjustments to the maximum number and kind of securities (a) available for issuance under the Amended 2011 Plan, (b) issuable as incentive stock options, (c) issuable pursuant to “performance-based” awards and (d) subject to any outstanding award, including the per share price of such securities.

Types of Awards. The Amended 2011 Plan permits the grant of any or all of the following types of awards:

•

Stock Options. The committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The exercise price of stock options granted under the Amended 2011 Plan must be at least equal to 100% of the fair market value of the underlying stock on the date of grant, except in the case of options assumed or substituted for in acquisition transactions. Unless the committee determines otherwise, fair market value means, as of a given date, the closing price of our stock. Stock options have a maximum term of 10 years from the date of grant, subject to earlier termination following a participant’s termination of employment or service relationship with us.

•

Stock Appreciation Rights (“SARs”). The committee may grant SARs, either on a stand-alone basis or as a right in tandem with the grant of stock options. Upon exercise, SARs are the right to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a stand-alone SAR cannot be more than 10 years, and the term of a tandem SAR cannot exceed the term of the related option.

•

Stock Awards, Restricted Stock and Stock Units. The committee may grant awards of shares of stock, or awards denominated in units of stock, under the Amended 2011 Plan. These awards may be made subject to repurchase or forfeiture restrictions at the committee’s discretion. The restrictions may be based on continuous service with us or the achievement of specified performance criteria, as determined by the committee.

•

Performance Awards. The committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of stock, and performance units are units valued by reference to a designated amount of property other than shares of stock. Both types of awards may be payable in stock, cash or other property, or a combination thereof, upon the attainment of performance criteria and other terms and conditions as established by the committee.

•

Other Stock or Cash-Based Awards. The committee may grant other incentives payable in cash or in shares, subject to the terms of the Amended 2011 Plan and any other terms and conditions determined by the committee.

Repricing. The Amended 2011 Plan permits the committee, without shareholder approval, to (a) reduce the exercise or grant price of a stock option or SAR after it is granted, (b) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock or other equity award, or (c) take any other action that is treated as a repricing under generally accepted accounting principles. To date we have never repriced stock options or SARs.

Performance-Based Compensation under Code Section 162(m).

•

Performance Goals and Criteria. Under Code Section 162(m), we generally are prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer acting in that capacity) in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

If the compensation committee intends to qualify an award under the Amended 2011 Plan as “performance-based” compensation under Code Section 162(m), the performance goals selected by the compensation committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for our company as a whole or any affiliate or business unit (including relative to the performance of other companies), as reported or calculated by us: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; share price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics.

The compensation committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary, unusual and/or nonrecurring items of gain or loss, that in all of the foregoing we identify in our audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of our periodic reports; acquisitions or divestitures; foreign exchange gains and losses; gains and losses on asset sales; and impairments.

•

Adjustments and Certification. The compensation committee may adjust the amount payable pursuant to an award under the Amended 2011 Plan that is intended to qualify as “performance-based” compensation under Code Section 162(m) downward but not upward. The compensation committee may not waive the achievement of performance goals related to an award except in the case of a participant’s death or disability. Code Section 162(m) requires that the compensation committee certify that performance goals were achieved before the payment of the “performance-based” compensation.

•

Limitations. Subject to certain adjustments for changes in our corporate or capital structure described above, participants who are granted awards intended to qualify as “performance-based” compensation under Code Section 162(m) may not be granted awards, other than performance units, for more than 2,250,000 shares in any calendar year period, except that we may make additional one-time grants of such awards for up to 2,250,000 shares to newly hired or newly promoted individuals. The maximum dollar value payable to any participant with respect to performance units or any other awards payable in cash that are intended to qualify as “performance-based” compensation cannot exceed $2,000,000 with respect to any calendar year.

Limited Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless the committee otherwise approves a transfer.

Change of Control or Liquidation. Under the Amended 2011 Plan, unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between a participant and us, the following will apply in the event of a change of control (as defined in the Amended 2011 Plan and summarized in the section entitled “2015 Compensation Tables – Potential Payments Upon Termination or Change of Control”):

•

Upon certain changes of control, such as specified reorganizations, mergers or consolidations, outstanding awards that vest based on continued employment or service will become vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, only if and to the extent the awards are not converted, assumed, substituted for or replaced by a successor company. Except for such specified types of changes of control in which awards are converted, assumed, substituted for or replaced by a successor company, all outstanding awards, other than performance shares, performance units and other performance-based awards, will become fully and immediately vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse immediately prior to the change of control and the awards (other than stock awards) will terminate at the effective time of the change of control.

•

Upon a change of control, all performance shares, performance units and other performance-based awards will be prorated based on targeted performance being attained as of the effective date of the change of control and will be paid in accordance with the payout schedule for the award.

•	In the event of certain reorganizations, mergers or consolidations, the committee, in its discretion, may provide that a participant’s outstanding awards will be cashed out.

If we dissolve or liquidate, unless the committee determines otherwise, outstanding awards will terminate immediately prior to such dissolution or liquidation.

Amendment and Termination. Our board of directors or the compensation committee is permitted to amend the Amended 2011 Plan or any outstanding award thereunder, except that only our board is permitted to amend the Amended 2011 Plan if shareholder approval of the amendment is required by applicable law, regulation or stock exchange rule. Amendment of an outstanding award generally may not materially adversely affect a participant’s rights under the award without the participant’s consent, subject to certain limited exceptions set forth in the Amended 2011 Plan.

Our board of directors or the compensation committee may suspend or terminate all or any portion of the Amended 2011 Plan at any time, but in such event, outstanding awards will remain outstanding in accordance with their existing terms and conditions. Unless sooner terminated by our board of directors or compensation committee, the Amended 2011 Plan will terminate on April 17, 2025.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Amended 2011 Plan generally applicable to us and to participants in the Amended 2011 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Stock Options.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of the stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards. Upon receipt of a stock award that is not subject to forfeiture, vesting or other similar restrictions, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares. When a participant sells the shares, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares plus the amount of taxable ordinary income recognized by the participant upon receipt of the shares.

Restricted Stock Awards, Stock Units, Performance Shares and Performance Units. A participant generally will not have taxable income upon the grant of restricted stock, stock units, performance shares or performance units. Instead, the participant generally will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant if the participant makes a timely and proper Section 83(b) election for the award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A. We intend that awards granted under the Amended 2011 Plan will comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Code Section 162(m). Under Code Section 162(m), we are generally prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer acting in that capacity) in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” under the Amended 2011 Plan is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Amended 2011 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares or otherwise settle an award under the Amended 2011 Plan until all tax withholding obligations are satisfied.

Plan Benefits

All awards to employees, officers and consultants under the Amended 2011 Plan are made at the discretion of the committee. Therefore, the future benefits and amounts that will be received or allocated to such individuals under the Amended 2011 Plan are not determinable at this time. However, please refer to the description of equity awards made to our named executive officers in the last fiscal year described in the “2015 Grants of Plan-Based Awards Table.” Grants made to our non-employee directors are made under the Company’s director compensation program, which is described above under “Director Compensation.”

The Board of Directors Recommends a Vote “FOR”

Approval of the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan

to Increase the Number of Shares Authorized

for Issuance under the Plan

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our Amended and Restated Bylaws (“Bylaws”) or otherwise. However, our board of directors is submitting the appointment of Ernst & Young LLP to our shareholders for ratification as a matter of corporate practice. If our shareholders fail to ratify the appointment, the audit committee may reconsider whether to retain Ernst & Young LLP. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors Recommends a Vote “FOR” the Ratification of the

Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

AUDIT COMMITTEE REPORT

The audit committee assists our board of directors in oversight of (a) our accounting and financial reporting processes and the audits of our financial statements, (b) the independent auditor’s qualifications, independence and performance, (c) our internal audit function, if any, and the performance of our internal accounting and financial controls, and (d) our compliance with legal and regulatory requirements. Ernst & Young LLP, acting as an independent registered public accounting firm, was responsible for auditing the financial statements prepared by our management for the fiscal year ended December 31, 2015.

In connection with our review of Zillow Group’s audited financial statements for the fiscal year ended December 31, 2015, we relied on reports received from Ernst & Young LLP as well as the advice and information we received during discussions with Zillow Group’s management. In this context, we hereby report as follows:

(i)	The audit committee has reviewed and discussed the audited financial statements for fiscal year 2015 with Zillow Group’s management.

(ii)	The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standard No. 16, Communications with Audit Committees.

(iii)	The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

(iv)	Based on the review and discussion referred to in paragraphs (i) through (iii) above, the audit committee recommended to Zillow Group’s board of directors that the audited financial statements be included in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Members of the audit committee:

Gregory B. Maffei (Chairman)

Erik Blachford

Gordon Stephenson (as of December 31, 2015)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES REPORT

Fees Paid to Independent Registered Public Accounting Firm

The following table provides information regarding the fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2015 and 2014, inclusive of out-of-pocket expenses. All fees described below were approved by the audit committee.

	2015	2014
Audit Fees	$1,505,194	$958,309
Audit-Related Fees	$61,353	$105,127
Tax Fees	$—	$—
All Other Fees	$1,995	$1,995

Audit Fees

Audit fees of Ernst & Young LLP during the 2015 and 2014 fiscal years include the aggregate fees incurred for the audits of annual consolidated financial statements and the review of each of the quarterly consolidated financial statements included in Quarterly Reports on Form 10-Q for Zillow Group or its predecessor, Zillow. Audit fees in 2015 also include services rendered in connection with Zillow Group’s February 2015 acquisition of Trulia, August 2015 acquisition of DotLoop, September 2015 disposition of Market Leader and certain registration statements on Form S-8. Audit fees in 2014 include services rendered in connection with Zillow’s registration statement on Form S-4 related to the February 2015 Trulia transaction.

Audit-Related Fees

Audit-related fees of Ernst & Young LLP during 2015 include fees for certain agreed upon procedures related to SOC 1 certification for the Mortech lead management platform. Audit-related fees of Ernst & Young LLP during 2014 primarily include fees for certain agreed upon procedures related to SOC 3 certification for Zillow Rent Connect and due diligence related to the February 2015 Trulia transaction.

Tax Fees

For the fiscal years ended December 31, 2015 and 2014, there were no fees billed by Ernst & Young LLP for professional services rendered under “Tax Fees” in the chart above.

All Other Fees

Other fees include access to online accounting and tax research software applications and data.

Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm’s Services

Our audit committee’s policy is to pre-approve all audit and non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm. This policy is set forth in the charter of the audit committee, which is available at http://investors.zillowgroup.com/corporate-governance.cfm. The audit committee considered whether the non-audit services rendered by Ernst & Young LLP were compatible with maintaining Ernst & Young LLP’s independence as the independent registered public accounting firm of our financial statements and concluded that they were.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of April 7, 2016:

Name	Age	Position
Spencer M. Rascoff	40	Chief Executive Officer and Director
Richard N. Barton	48	Executive Chairman and Director
Lloyd D. Frink	51	Vice Chairman, President and Director
David A. Beitel	46	Chief Technology Officer
Amy C. Bohutinsky	41	Chief Operating Officer
Stanley B. Humphries	48	Chief Analytics Officer
Paul Levine	45	President of Trulia
Kathleen Philips	49	Chief Financial Officer, Chief Legal Officer, Treasurer and Secretary
Errol G. Samuelson	50	Chief Industry Development Officer
Greg M. Schwartz	43	Chief Business Officer

Executive Officers

The following section presents biographical information for Zillow Group’s executive officers. Unless otherwise noted, executive officer positions were held continuously with Zillow before the Trulia transaction in February 2015 and with Zillow Group after the Trulia transaction. For biographical information for Messrs. Barton, Frink and Rascoff, please refer to the section entitled “Proposal 1: Election of Directors”.

David A. Beitel has served as Chief Technology Officer since February 2005. From 1999 to 2005, Mr. Beitel was at Expedia, Inc., where he held many leadership positions, including Chief Technology Officer from 2003 to 2005 and Vice President of Product Development from 1999 to 2003. From 1992 to 1999, Mr. Beitel held many leadership positions at Microsoft Corporation, including Development Lead in the handheld computing group and as a member of the original Expedia team. Mr. Beitel holds a B.S. and an M.E. in Computer Science, both from Cornell University.

Amy C. Bohutinsky has served as Zillow Group’s Chief Operating Officer since August 2015. Since joining the company in 2005, Ms. Bohutinsky has held many leadership positions, including Chief Marketing Officer from March 2011 to August 2015, Vice President of Marketing and Communications from September 2010 to March 2011, Vice President of Communications between August 2008 and September 2010, and Director of Communications between August 2005 and August 2008. From 2001 to 2005, Ms. Bohutinsky held many leadership positions at Hotwire, Inc., including Director of Corporate Communications. Ms. Bohutinsky previously worked for Blanc & Otus, a technology public relations firm, from 2000 to 2001 and was formerly a broadcast journalist with various local network affiliates. Ms. Bohutinsky serves on the board of directors of Avvo, Inc., a privately held online legal marketplace, and Hotel Tonight, Inc., a privately held mobile-based hotel booking service. Ms. Bohutinsky holds a B.A. in Journalism and Mass Communications from Washington & Lee University.

Stanley B. Humphries has served as Zillow Group’s Chief Analytics Officer since August 2015. Since joining the company in 2005, Dr. Humphries has held many leadership positions, including Vice President of Data and Analytics from December 2006 to April 2009 and Chief Economist from May 2009 to August 2015. Prior to joining Zillow, Dr. Humphries served as Group Manager of Customer Analytics at Expedia, Inc., from 2001 to 2005. Dr. Humphries earned his B.A. from Davidson College, a Master’s of Science in Foreign Service from Georgetown University, and a Ph.D. in Government from the University of Virginia.

Paul Levine has served as President of Trulia since February 2015. Mr. Levine served as Trulia’s Chief Operating Officer from February 2011 to February 2015. Prior to joining Trulia, Mr. Levine served as President of Digital at Current Media LLC, a broadcast media company, from February 2009 to February 2011. Prior to

Current Media, Mr. Levine was Vice President of Marketing at AdBrite, Inc., an online advertising network, from August 2007 to October 2008. Prior to AdBrite, Mr. Levine served as Vice President and General Manager of Local at Yahoo! Inc., from April 2003 to July 2007. Mr. Levine has also held management positions at E*TRADE Financial Services Corporation. Mr. Levine earned his B.A. from Amherst College and an M.B.A. from Stanford University.

Kathleen Philips has served as Zillow Group’s Chief Financial Officer and Treasurer since August 2015, Chief Legal Officer since September 2014, and Secretary since July 2010. During her tenure with the company, Ms. Philips has held many leadership positions, including Chief Operating Officer from August 2013 to August 2015 and General Counsel from July 2010 to September 2014. Prior to joining the company, Ms. Philips served as General Counsel at FanSnap, Inc., a search engine for live event tickets, from June 2008 to June 2010, as General Counsel at Pure Digital Technologies, Inc., the producer of Flip Video camcorders, from September 2007 to June 2008, and as General Counsel at StubHub, Inc., an online live event ticket marketplace, from May 2005 to April 2006. Ms. Philips served as General Counsel at Hotwire, Inc. from 2001 to 2004 and as its Corporate Counsel from 2000 to 2001. Ms. Philips was an attorney in private practice at Cooley Godward LLP from 1998 to 2000 and at Stoel Rives LLP from 1997 to 1998. Ms. Philips holds a B.A. in Political Science from the University of California, Berkeley, and a J.D. from the University of Chicago.

Errol G. Samuelson has served as Zillow Group’s Chief Industry Development Officer since March 2014. Prior to joining Zillow, Mr. Samuelson held various positions with Move, Inc., an online real estate company, and its owned and operated companies, including Chief Strategy Officer of Move, Inc. from April 2013 to March 2014, President of realtor.com®, the real estate listing website of Move, Inc., from February 2007 to March 2014, Chief Revenue Officer of Move, Inc. from May 2009 until April 2013, and President of Top Producer, a software-as-a-service company of Move, Inc., from October 2003 to February 2007. Mr. Samuelson holds a B.A. Sc. in Electronics Engineering from Simon Fraser University.

Greg M. Schwartz has served as Zillow Group’s Chief Business Officer since August 2015. Prior to that time, Mr. Schwartz served as Chief Revenue Officer from September 2010 to August 2015 and as Vice President of Sales from March 2007 to September 2010. Prior to joining Zillow, Mr. Schwartz was Vice President of Advertising Sales at CNNMoney.com, a financial media company, from July 2005 to March 2007. From August 2001 to July 2005, Mr. Schwartz served as National Accounts Director for the Automotive and Finance Properties of Yahoo!, Inc., an online search company. Mr. Schwartz held various positions at DoubleClick, Inc., an online advertising company, from 1998 to 2000, including Director of Business Development. Mr. Schwartz holds a B.A. in Government from Hamilton College.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following tables present information about the ownership of our common stock as of April 7, 2016 for:

•	each person or entity who we know beneficially owns more than five percent of any class of our voting securities;

•	each of our named executive officers as set forth in the summary compensation table below;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Unless otherwise noted, the address of each beneficial owner listed in the tables below is Zillow Group, Inc., 1301 Second Avenue, Floor 31, Seattle, Washington 98101.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes below, we believe, based on the information ascertainable to us from public filings or furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they own, subject to applicable community property laws.

The security ownership information is provided as of April 7, 2016, and, in the case of percentage ownership information, is based on (i) 53,495,032 shares of Class A common stock outstanding, (ii) 6,217,447 shares of Class B common stock outstanding and (iii) 119,337,320 shares of Class C capital stock outstanding, in each case, as of April 7, 2016. Class A common stock and Class B common stock are voting securities. Class C capital stock is non-voting, unless otherwise required by applicable law or our amended and restated articles of incorporation.

Class A common stock trades on The Nasdaq Global Select Market under the symbol “ZG,” and Class C capital stock trades on the The Nasdaq Global Select Market under the symbol “Z.” Class B common stock is not listed.

Security Ownership of Certain Beneficial Owners

Due to its non-voting status, Class C capital stock is not included in the table below. Information with respect to officers and directors who hold more than five percent of any class of our voting securities is set forth below in “—Security Ownership of Management.”

	Class A Common Stock		Class B Common Stock		% Total Voting Power
Name of Beneficial Owner	Shares	%	Shares	%
Caledonia (Private) Investments Pty Limited(1)	12,889,251	24.1	—	—	11.1
Morgan Stanley(2)	3,476,441	6.5	—	—	3.0
T. Rowe Price Associates, Inc.(3)	8,093,021	15.1	—	—	7.0
The Vanguard Group(4)	3,177,402	5.9	—	—	2.7
Wellington Management Group LLP(5)	4,897,270	9.2	—	—	4.2

(1)	Based upon a Schedule 13G filed with the SEC on February 12, 2016 by Caledonia (Private) Investments Pty Limited. The address of Caledonia (Private) Investments Pty Limited is Level 7, Gold Fields House, 1 Alfred Street, Sydney, NSW, 2000, Australia.
(2)

Based upon a Schedule 13G filed with the SEC on February 11, 2016 by Morgan Stanley. The Schedule 13G indicates that Morgan Stanley has sole voting power over 3,474,581 shares of Class A common stock, shared voting power over 860 shares of Class A common stock and shared dispositive power over 3,476,441 shares of Class A common stock, and Morgan Stanley Investment Management Inc. has sole voting power over 3,474,581 shares of Class A common stock, shared voting power over 860 shares of Class A common stock and shared dispositive power over 3,476,441 shares of Class A common stock. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036. The address of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, NY 10036.
(3)	Based upon a Schedule 13G filed with the SEC on February 11, 2016 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. reports that it has sole voting power over 1,954,553 shares of Class A common stock and sole dispositive power over 8,093,021 shares of Class A common stock, and T. Rowe Price New Horizons Fund, Inc. has sole voting power over 3,443,577 shares of Class A common stock. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.
(4)	Based upon Schedule 13G filed with the SEC on February 11, 2016 by The Vanguard Group. The Vanguard Group reports that it has sole voting power over 29,528 shares of Class A common stock, sole dispositive power over 3,147,874 shares of Class A common stock and shared dispositive power over 29,528 shares of Class A common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(5)	Based upon a Schedule 13G/A filed with the SEC on February 11, 2016 by Wellington Management Group LLP. The Schedule 13G/A reports that Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each have shared voting power over 3,625,526 shares of Class A common stock and shared dispositive power over 4,897,270 shares of Class A common stock and that Wellington Management Company LLP has shared voting power over 3,482,152 shares of Class A common stock and shared dispositive power over 4,611,663 shares of Class A common stock. The address of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

Security Ownership of Management

To compute the number of shares of Class A common stock and Class C capital stock beneficially owned by each officer and director and the percentage ownership of Class A common stock and Class C capital stock of that person, we deemed as outstanding shares of the same class of securities subject to options and other equity awards held by that person that are currently exercisable or become exercisable or vested within 60 days of April 7, 2016. To compute the number of shares of Class A common stock held by each of Richard Barton and Lloyd Frink, we also included the number of shares of Class B common stock held by each individual as of April 7, 2016. We did not treat these shares as outstanding, however, for the purpose of computing the percentage ownership of Class A common stock or Class C capital stock of any other person.

	Class A Common Stock			Class B Common Stock		Class C Common Stock			% Total Voting Power(1)
Officers and Directors	Shares		%	Shares	%	Shares		%
Spencer M. Rascoff	614,664	(2)	1.1	—	—	1,260,078	(2)	1.0	*
Richard N. Barton	4,051,901	(2)(3)	7.1	3,763,725	60.5	8,122,552	(2)(4)	6.8	32.6
Lloyd D. Frink	3,152,765	(2)(5)	5.6	2,453,722	39.5	5,008,020	(2)(6)	4.2	21.2
Kathleen Philips	91,507	(2)	*	—	—	184,889	(2)	*	*
Chad M. Cohen(7)	—		*	—	—	516		*	*
Greg M. Schwartz	171,286	(2)	*	—	—	344,447	(2)	*	*
David A. Beitel	88,170	(2)	*	—	—	178,215	(2)	*	*
Stanley B. Humphries	65,592	(2)	*	—	—	133,059	(2)	*	*
Erik Blachford	227,652	(2)(8)	*	—	—	472,139	(2)(8)	*	*
Peter Flint	916,018	(2)	1.7	—	—	1,839,922	(2)	1.5	*
Jay C. Hoag	416,531	(2)(9)	*	—	—	1,966,223	(2)(9)	1.6	*
Gregory B. Maffei	322,063	(2)	*	—	—	660,961	(2)	*	*
Gordon Stephenson	51,784	(2)(10)	*	—	—	120,403	(2)(10)	*	*
Gregory Waldorf	6,878	(2)(11)	*	—	—	30,591	(2)(11)	*	*
All executive officers and directors as a group (16 persons)	10,400,163	(2)	17.0	6,217,447	100.00	20,748,639	(2)	16.9	55.8

*	Represents beneficial ownership or total voting power of less than 1%.
(1)	Percentage of total voting power represents voting power with respect to all outstanding shares of Class A common stock and Class B common stock, as a single group. Each holder of Class A common stock is entitled to one vote per share of Class A common stock and each holder of Class B common stock is entitled to 10 votes per share of Class B common stock. Holders of Class A common stock and Class B common stock will vote together as a single group on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law or our amended and restated articles of incorporation. Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis. Class C capital stock is non-voting and therefore is not included in this column.
(2)	Includes the following shares of Class A common stock and Class C capital stock subject to outstanding options that were exercisable as of April 7, 2016 or that become exercisable within 60 days thereafter. Also includes for Mr. Flint, as indicated below, shares issuable under restricted stock units that become vested within 60 days of April 7, 2016.

Officers and Directors	Class A Common Stock		Class C Capital Stock
Spencer M. Rascoff	614,664		1,248,078
Richard N. Barton	40,338		99,426
Lloyd D. Frink	40,338		99,426
Kathleen Philips	89,617		181,109
Chad M. Cohen	—		—
Greg M. Schwartz	171,286		344,447
David A Beitel	76,717		155,309
Stanley B. Humphries	64,479		130,833
Erik Blachford	22,886		62,607
Peter Flint	250,994	(a)	511,808	(b)
Jay C. Hoag	3,145		23,125
Gregory B. Maffei	30,282		77,399
Gordon Stephenson	25,282		67,399
Gregory Waldorf	—		16,835
All executive officers and directors as a group (16 persons)	1,615,265	(c)	3,396,712	(d)

(a)	Includes 228,794 shares of Class A common stock subject to options exercisable on or within 60 days of April 7, 2016 and 22,200 shares of Class A common stock issuable under restricted stock units that become vested within 60 days of April 7, 2016.
(b)	Includes 467,408 shares of Class C capital stock subject to options exercisable on or within 60 days of April 7, 2016 and 44,400 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of April 7, 2016.
(c)	Includes 1,570,177 shares of Class A common stock subject to options exercisable on or within 60 days of April 7, 2016 and 45,088 shares of Class A common stock issuable under restricted stock units that become vested within 60 days of April 7, 2016.
(d)	Includes 3,305,286 shares of Class C capital stock subject to options exercisable on or within 60 days of April 7, 2016 and 91,426 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of April 7, 2016.
(3)

Includes 3,763,725 shares of Class B common stock, of which 339,880 are held by Barton Ventures II LLC (the “Barton LLC”), and 247,838 shares of Class A common stock, of which 220,004 are held by the Barton Descendants’ Trust dated December 30, 2004 (the “Barton Trust”) and 20,000 are held by The Barton Foundation. Mr. Barton has sole dispositive and voting power over the shares of Class B common stock held by the Barton LLC and shared dispositive and voting power over the shares of Class A common stock held by The Barton Foundation. Mr. Barton has investment power over the shares of Class A common stock held by the Barton Trust, but cannot receive proceeds from the sale of the shares.

Mr. Barton does not have voting power over the shares of Class A common stock held by the Barton Trust and therefore those shares have been excluded from the calculation of percentage of total voting power.
(4)	Includes 8,023,126 shares of Class C capital stock, of which 679,760 are held by the Barton LLC, 440,008 are held by the Barton Trust and 40,000 are held by the Barton Foundation. Mr. Barton has shared dispositive and voting power over the shares of Class C capital stock held by the Barton Foundation. Mr. Barton has investment power over the shares of Class C capital stock held by the Barton Trust, but cannot receive proceeds from the sale of the shares.
(5)	Includes 2,453,722 shares of Class B common stock, and 658,130 shares of Class A common stock held by the Frink Descendants’ Trust dated December 30, 2004 (the “Frink Trust”). Mr. Frink has investment power over the shares of Class A common stock held by the Frink Trust but cannot receive proceeds from the sale of the shares. Mr. Frink does not have voting power over the shares of Class A common stock held by the Frink Trust and therefore those shares have been excluded from the calculation of percentage of total voting power.
(6)	Includes 4,907,444 shares of Class C capital stock held by the Frink Trust. Mr. Frink has investment power over the shares of Class C capital stock held by the Frink Trust but cannot receive proceeds from the sale of the shares.
(7)	Mr. Cohen resigned as Chief Financial Officer and Treasurer effective August 7, 2015 and holds no options or other equity awards as of April 7, 2016.
(8)	Includes 201,624 shares of Class A common stock and 403,248 shares of Class C capital stock held by the Blachford — Mohit Family Trust.
(9)	Includes 29,049 shares of Class A common stock and 58,098 shares of Class C capital stock held by the Hoag Family Trust U/A dtd 8/2/94 (the “Hoag Family Trust”) of which Mr. Hoag is a trustee and 384,337 shares of Class A common stock and 1,885,000 shares of Class C capital stock held by Mariner Investor II, L.P. (“Mariner II”). Mr. Hoag is a Class A Director of Technology Crossover Management VIII, Ltd. (“Management VIII”). Management VIII is the sole general partner of Technology Crossover Management VIII, L.P., which in turn is the sole general partner of TCV VIII, L.P., which in turn is the sole member of Mariner Investor GP II, LLC, which in turn is the sole general partner of Mariner II. Mr. Hoag disclaims beneficial ownership of the shares held by the Hoag Family Trust and Mariner II except to the extent of his pecuniary interest therein.
(10)	Includes 25,502 shares of Class A common stock and 51,004 shares of Class C capital stock held by the Stephenson Family LLC.
(11)	Includes 1,792 shares of Class A common stock and 3,584 shares of Class C capital stock held by the GLW 2004 Revocable Trust dated November 15, 2004 for which Mr. Waldorf serves as the trustee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and beneficial holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

To our knowledge, all of Zillow Group’s applicable directors, officers and beneficial holders of more than 10% of Zillow Group’s common stock complied with all of the Section 16(a) reporting requirements applicable to them with respect to transactions during fiscal year 2015, except that Chad M. Cohen and Kathleen Philips each filed late a Form 4 to report a withholding of shares for taxes that occurred in February 2015 and Errol G. Samuelson filed late Forms 4 to report a sale transaction that occurred in March 2015, three sales transactions that occurred in August 2015 and a withholding of shares for taxes that occurred in September 2015.

NAMED EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information about the compensation for our named executive officers in 2015, including an analysis of the overall objectives of our compensation program and each element of compensation provided.

For 2015, our named executive officers are:

•	Spencer M. Rascoff, Chief Executive Officer

•	Kathleen Philips, Chief Financial Officer and Treasurer (from August 2015), Chief Legal Officer and Secretary

•	Chad M. Cohen, former Chief Financial Officer and Treasurer (to August 2015)

•	Greg M. Schwartz, Chief Business Officer

•	David A. Beitel, Chief Technology Officer

•	Stanley B. Humphries, Chief Analytics Officer

Compensation Philosophy and Objectives

We believe our success largely depends on our ability to attract, retain and motivate talented employees to operate our company in a dynamic and changing market. We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, the objectives of our compensation program are to:

•	attract qualified, experienced executive officers who will enable us to achieve our business objectives;

•	retain and motivate our executive officers to achieve superior performance;

•	reward performance; and

•	align the interests of our executive officers with those of our shareholders by motivating our executive officers to increase shareholder value.

How We Set Executive Compensation

Pursuant to delegation from our board of directors, the compensation committee of our board is generally responsible for setting our overall executive compensation strategy and for making determinations relating to executive compensation. This includes establishing and annually reviewing the compensation of our executive officers and overseeing our equity plan to ensure that our total compensation program is reasonable and competitive.

In setting 2015 executive compensation, our compensation committee generally relied on its collective experience and knowledge, its past practices, our overall performance, input from our Chief Executive Officer, Mr. Rascoff, and other considerations it deemed relevant. Mr. Rascoff recommends base salary adjustments and the size and type of equity awards (other than for himself) to the compensation committee for its consideration and advises the compensation committee regarding our compensation program’s ability to attract, retain and motivate executive talent. Mr. Rascoff’s recommendations reflect compensation levels that he believes are commensurate with an executive officer’s individual qualifications, experience, level of responsibility, knowledge, skills and individual performance, as well as our resources and performance.

Additionally, the compensation committee considered market information provided by Equilar, Inc., a leading executive data solutions company, in evaluating the 2015 compensation for our executive officers. Equilar provided total direct compensation analysis reports for our executive officers derived from publicly available information and survey data taken from a number of selected peer companies. The peer companies selected were identified among companies operating in the real estate and/or mobile and Internet industries, taking into account size and status as a recently public company. The data gathered included, among other items, 90th, 75th, 25th and 10th percentile base salary, long-term incentive levels and total direct compensation levels for executive officers of the peer group. The compensation committee used the information provided by Equilar as a reference point only in the determination of our executive officers’ base salary increases and equity award sizes for 2015. In using such data, the compensation committee did not target the foregoing elements of compensation to any specific percentiles identified in the peer company data but rather used the data for context and as one factor among many in determining 2015 base salary adjustments and equity awards.

The 2015 peer group for which Equilar provided data and that was used in connection with determining our executive officers’ 2015 base salary increases and equity award sizes consisted of the following companies:

Angie’s List, Inc.	Move, Inc.

AOL Inc.	Netflix, Inc.

Bankrate, Inc.	News Corporation

Blucora, Inc.	OpenTable, Inc.

Concur Technologies, Inc.	Orbitz Worldwide, Inc.

CoStar Group Inc.	Realogy Holdings Corp.

Expedia Inc.	Tableau Software, Inc.

Groupon, Inc.	TripAdvisor Inc.

GrubHub	Trulia, Inc.

HomeAway, Inc.	Yelp, Inc.

IAC/InterActiveCorp	Zulily, Inc.

LinkedIn Corporation	Zynga, Inc.

To help ensure continued appropriateness of the peer group, there were several companies removed and many others added to the 2015 peer group, primarily due to our rapid growth and the selection above being a more suitable group of peers from a brand recognition and industry size standpoint. The Company also took into consideration geographic location and similarities in multi-brand offerings when choosing the peer group above.

We held a non-binding, advisory vote to approve the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote, at our 2015 Annual Meeting of Shareholders, as required by Section 14A of the Securities Exchange Act of 1934. Our advisory resolution to approve the compensation of our named executive officers received substantial majority support from shareholders with approximately 99% “For” votes of votes cast. We take this result as support that our executive compensation program and practices are reasonable and well-aligned with shareholder expectations. Nevertheless, we review our overall approach to executive compensation periodically and we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve, as will our process for establishing executive compensation. In the future, for example, we may begin to more formally assess our overall executive compensation program against that of comparable companies, including through the broader use of market compensation data. We intend to hold an advisory vote on the compensation of our named executive officers every third year. We are and will remain committed to being responsive to shareholder feedback, and the results of our say on pay votes will help inform the compensation committee’s discussions about the executive compensation program.

Elements of Executive Compensation

For 2015, our executive compensation program was comprised of base salaries, equity compensation in the form of stock options and restricted stock units and limited cash bonuses. Historically, including for 2015, compensation decisions for our executive officers have been highly individualized and based on a variety of factors. In particular, we have emphasized the use of equity to incentivize our executive officers to focus on our growth and create long-term shareholder value. To date, the compensation committee has not adopted any formal or informal policies for allocating compensation between long-term and short-term compensation or between cash and equity compensation.

Base Salaries. Base salaries provide our executive officers with a fixed amount of consistent compensation and, in conjunction with equity awards, are a significant motivating factor in attracting and retaining our executive officers. We have designed base salaries to be competitive while also seeking to manage our cash resources.

When an executive officer is first hired, base salary is generally initially established through individual negotiations between us and the executive officer, taking into account subjective judgments as to the executive officer’s qualifications, experience, job duties and responsibilities, prior salary and internal pay equity comparisons.

The compensation committee annually reviews the base salaries of our executive officers. Adjustments to salaries generally become effective in the first quarter of the year following completion of our annual performance review process. This process includes a comprehensive self-performance review by all employees as well as a manager and peer review. Adjustments to base salaries also may occur at other times in the year in connection with promotions or performance.

In January 2015, the compensation committee approved adjusted annual base salaries for each of our named executive officers, effective as of January 7, 2015. The salary adjustments were primarily based on a subjective evaluation of each executive officer’s performance, both historical and anticipated, and the other factors described above. In approving 2015 salary adjustments, the compensation committee also considered the additional demands placed on each of the named executive officers as a result of the company’s growth during 2014 that continued throughout 2015, including growth in the number of employees and portions of the business each officer was responsible for overseeing. With respect to Mr. Rascoff’s salary adjustment, the compensation committee considered his long-standing service to us in leadership roles, his responsibilities over the prior year and the desire to incentivize and retain Mr. Rascoff. Overall, salary increases reflected levels the compensation committee believed were commensurate with the responsibilities and performance of each named executive officer.

In August 2015, our compensation committee also approved mid-year salary increases for each of Ms. Philips, in recognition of her promotion to Chief Financial Officer and Treasurer; to Mr. Humphries, in connection with his promotion to Chief Analytics Officer; and to Mr. Beitel in recognition of his largely expanded team and responsibilities.

Significant milestones for the year ended December 31, 2014 included our acquisitions of Retsly and Trulia, and their integration with the Company throughout 2015; and the launch of several new tools and applications, including a new Android Wear application, building pages for multi-unit apartment buildings, and product tagging in Zillow Digs to help home improvers easily locate products. In addition, we achieved important technological innovations in providing our information marketplaces and advertising services across desktop web, mobile web and mobile applications. We also opened new offices in New York and Vancouver, BC.

The table below contains information about the base salaries of our named executive officers.

Name	January 2015 Base Salary ($)(1)	August 2015 Base Salary Increase ($)	Total 2015 Base Salary Increase ($)(1)	% Increase Over 2014 Base Salary(1)
Spencer M. Rascoff	$625,725	$—	$110,725	21.5%
Kathleen Philips	419,859	30,140	52,028	13.1%
Chad M. Cohen	388,537	—	16,731	4.5%
Greg M. Schwartz	403,904	—	19,234	5.0%
David A. Beitel	440,091	9,910	32,853	7.9%
Stanley B. Humphries	417,090	32,910	49,911	12.5%

(1)	In calculating the salary increase and percentage amounts, we used 2014 base salaries, which were: Mr. Rascoff, $515,000; Ms. Philips, $397,971; Mr. Cohen, $371,806; Mr. Schwartz, $384,670; Mr. Beitel, $417,148; and Mr. Humphries, $400,089.

In addition, due to a change in our vacation policy, we paid out all accrued vacation time to our exempt employees, including our named executive officers, in 2015. For our named executive officers that had accrued vacation, the following amounts were paid: Mr. Rascoff, $33,884; Mr. Cohen, $32,100; Mr. Schwartz, $38,835; and Mr. Beitel $34,258.

Incentive Cash Bonuses. We have not established a formal cash incentive plan for our executive officers or otherwise awarded performance-based cash bonuses, with a limited exception for Mr. Schwartz described below. Instead we have relied primarily on the long-term incentive value of stock-based compensation.

While we do not offer a cash performance-based incentive plan for all our executive officers, since the commencement of Mr. Schwartz’s employment in 2007, we have offered him the opportunity to earn cash bonuses based on achievement of revenue. We believe that this type of compensation for a principal sales executive responsible for revenue development is common in the market in which we compete for talent and is reasonable in order to secure and retain Mr. Schwartz’s employment. For 2015, Mr. Schwartz’s cash bonus opportunities were generally consistent with his 2014 program. We believe Mr. Schwartz’s 2015 performance goals financially incentivize him to monetize certain new products and are aligned with his total current compensation.

For 2015, Mr. Schwartz had the following bonus opportunities:

•

Total Revenue Bonus. Similar to prior years, Mr. Schwartz was offered a bonus opportunity based on total company generated revenue. For 2015, Mr. Schwartz was eligible to receive a target bonus of $50,000 payable semi-annually, based on revenue generated during the first half and the second half of 2015 in relation to pre-established revenue objectives. Revenue is calculated under U.S. generally accepted accounting principles. For the first half of 2015, the revenue target was $306.798 million and for the second half of 2015, the revenue target was $345.901 million. No amount is paid if the total revenue target is not achieved for a six-month period, provided, however, that if at least 95% of the total revenue target is achieved for a six-month period, the compensation committee may, in its discretion, approve a bonus payment of less than the full amount of the target bonus for such period. The bonus payouts increase on a percentage basis to the extent that generated revenue exceeds target. For the first half of 2015, revenue was approximately $309.718 million (101% of target) and Mr. Schwartz earned a bonus of $50,476 that was paid in August 2015. For the second half of 2015, revenue was approximately $346.135 million (100.1% of target), and Mr. Schwartz earned a bonus of $50,034 that was paid in March 2016. For each bonus opportunity, revenue amounts excluded fair value-based purchase accounting adjustments for deferred revenue and included January and February 2015 revenue for Trulia.

•	Agent Revenue Bonus. Mr. Schwartz was eligible to receive a $25,000 bonus payable semi-annually based on achievement of targeted agent revenue during the first half and second half of 2015. The targets for each period were set at challenging levels that would require substantial effort to achieve. Agent revenue includes revenue from Zillow Group Premier Agent subscriptions and Trulia agent products. No amount is paid with respect to a six-month period if the revenue target is not achieved, provided, however, that if at least 95% of the targeted revenue is achieved for a six-month period, the compensation committee may, in its discretion, approve a bonus payment of less than the full amount of the target bonus for such period. The bonus payment increases on a percentage basis to the extent that the generated revenue exceeds target. For the first half of 2015, Premier Agent revenue was generated at 99.5% of target, and Mr. Schwartz received a bonus of $24,881 paid in August 2015. For the second half of 2015, agent revenue was generated at 100.5% of target, and Mr. Schwartz received a bonus of $25,125 paid in March 2016. We have not disclosed the performance targets for this goal because we believe it would reveal confidential objectives and information that is not otherwise publicly disclosed by us and would result in competitive harm to us.

•

Other Real Estate Revenue Bonus. Mr. Schwartz was eligible to receive a $25,000 bonus payable semi-annually in connection with meeting certain targeted other real estate revenue objectives during the first half and second half of 2015 in relation to pre-established revenue objectives. Other real estate revenue includes real estate revenue generated by Zillow Group Rentals, StreetEasy and Diverse Solutions, less Premier Agent, mortgages and Market Leader revenue. This bonus opportunity is only paid in the event that the revenue objectives are achieved, provided, however, that if at least 95% of the revenue target is achieved for a six-month period, the compensation committee may, in its discretion, approve a bonus payment of less than the full amount of the target bonus for such period. The bonus payment increases on a percentage basis to the extent that the generated revenue exceeds target. For the first half 2015, total other real estate revenue was generated at 100.01% of target, and Mr. Schwartz received a bonus of $25,002 paid in August 2015. For the second half of 2015, total other real estate revenue was generated at 100.3% of target, and Mr. Schwartz received a bonus of $25,078 paid in March 2016. The target levels for this goal were set at levels anticipated to be difficult to achieve and were designed to reward outstanding performance. We have not disclosed the performance targets for this goal because we believe this disclosure would reveal confidential objectives and information that is not otherwise publicly disclosed by us and would result in competitive harm to us.

The aggregate amount payable under the foregoing bonus opportunities to Mr. Schwartz was capped at $2 million.

Equity-Based Compensation. Since our inception, equity-based compensation in the form of stock options to purchase shares of our Class A common stock has been an integral component of our compensation program for all our employees. In 2015, the Company amended its 2011 Plan to allow for the use of Class C capital stock, in addition to or in lieu of Class A common stock, when granting equity-based compensation awards under the 2011 Plan. Our shareholders approved this amended 2011 Plan at the 2015 Annual Meeting of Shareholders.

Our board of directors and our compensation committee believe that stock options have played and continue to play a significant role in our ability to attract, motivate and incentivize the executive talent necessary to accomplish our business objectives. We believe that stock options also provide our employees with a significant long-term interest in our success by rewarding the creation of shareholder value, as stock options only have value if the price of our common stock appreciates after the options are granted.

Vesting for stock options is based on continued employment with us, generally over at least four years, thereby also encouraging the retention of our executive officers. In 2015, we also granted restricted stock units to certain employees to retain and recognize their efforts on behalf of the Company and to stay competitive with our peer group.

We do not apply a formula to determine the size of individual stock options and other equity awards granted to our named executive officers. Instead, our compensation committee generally determines the size of individual grants using its collective business judgment and experience, taking into account, among other factors, the role and responsibility of the individual executive officer, the competitive market for the executive officer’s position, the size and value of existing equity awards and a subjective evaluation of individual performance and prior contributions to us. Based upon these factors, the compensation committee sets the size of each equity award at a level it considers appropriate to create a meaningful incentive. No specific weight is given to any one of the foregoing factors, although larger awards are typically granted to executive officers with duties and responsibilities that are more likely to have a larger impact on the creation of long-term shareholder value. Stock options are the type of equity award we have historically granted to our executive officers since our inception though we are also now granting restricted stock units in addition to stock options.

As discussed above, the compensation committee considered compensation data from certain peer companies as a reference point and as one factor among many in connection with the equity grants to our executive officers in 2015. In the future, the compensation committee may continue to consider competitive market data or utilize such data as a tool to determine equity award grant amounts for our executive officers.

Our executive officers generally receive an initial equity award in connection with their hiring. Following each annual performance review, we typically grant additional equity awards to our employees, including our named executive officers, in the first quarter of the year following completion of our annual performance review. The compensation committee also may grant additional equity awards from time to time to retain executive officers and reward them for promotions or performance.

Stock options granted to our executive officers generally have had a seven-year term and generally vest over four years, with 25% vesting after one year from the date of grant and the remainder vesting thereafter over 36 months in equal monthly installments, subject to the executive officer’s continued employment. We grant stock options with an exercise price equal to the current fair market value of either our Class A common stock or our Class C capital stock, depending on which class of stock is used for the stock options. The fair market value for such grants is equal to either the closing price of our Class A common stock or the closing price of our Class C capital stock, as applicable, on The Nasdaq Global Select Market on the date of grant.

In January 2015, each of the following named executive officers received stock option grants following our annual performance review process for the following number of shares of Class A common stock (unadjusted for the Class C Stock Split), each such grant having a seven-year term and a vesting period of four years: Ms. Philips, 30,000 shares; Mr. Cohen, 30,000 shares; Mr. Schwartz, 43,750 shares; Mr. Beitel, 43,750 shares; and Mr. Humphries, 30,000 shares. Also, in January 2015, each of the named executive officers received stock option grants for the following number of shares of Class A common stock (unadjusted for the Class C Stock Split), each such grant having a ten-year term and a vesting period of seven years: Mr. Rascoff, 300,000 shares; Ms. Philips, 50,000 shares; Mr. Cohen, 50,000 shares; Mr. Schwartz, 50,000 shares; Mr. Beitel, 50,000 shares; and Mr. Humphries, 50,000 shares. The foregoing grant amounts reflected the compensation committee’s assessment of grant sizes it felt appropriate to recognize the executive officers’ level of responsibilities and contributions during the past year and to retain and incentivize them for the future. For retention purposes, the two separate grants received by each named executive officer in January have different vesting schedules. One of the grants vests over four years and the second grant vests over seven years. Information about these vesting schedules in contained below in the 2015 Grants of Plan-Based Awards Table.

In February 2015, Ms. Philips, Mr. Cohen and Mr. Humphries each received a grant of fully vested restricted stock units for the following number of shares of Class A common stock (unadjusted for the Class C Stock Split): 2,748 shares for Ms. Philips and 183 shares for each of Messrs. Cohen and Humphries, in connection with their significant contributions and to recognize each of their level of responsibilities

The foregoing equity awards were all proportionately adjusted following effectiveness of the Class C Stock Split.

In August 2015, following effectiveness of the Class C Stock Split, each of the following named executive officers received promotional and merit stock option grants for the following number of shares of Class C capital stock: Ms. Philips, 150,000 shares; Mr. Schwartz, 150,000 shares; Mr. Beitel, 150,000 shares; and Mr. Humphries, 150,000 shares.

Also, in August 2015, in recognition of their continued outstanding service to the Company, their contributions with respect to the Trulia integration, and as an additional retention incentive, each of the following named executive officers received an additional annual stock option grant in connection with an overall review of their compensation and in recognition of their outstanding service, for the following number of shares of Class C capital stock: Ms. Philips, 150,000 shares; Mr. Schwartz, 150,000 shares; Mr. Beitel, 150,000 shares; and Mr. Humphries, 150,000 shares.

We do not have, nor do we intend to have, a program, plan, or practice to time stock option grants to our existing executive officers or to new executive officers in coordination with the release of material nonpublic information for the purpose of affecting the value of executive compensation.

Other Executive Benefits. Our named executive officers generally receive health and welfare benefits under the same programs and subject to the same terms and conditions as our other salaried employees. These benefits include medical, dental and vision benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance. Our named executive officers also are eligible to participate in our 401(k) plan.

Historically, we have not provided significant perquisites or other personal benefits to our named executive officers, except that certain of our named executive officers receive paid parking, the value of which was less than $10,000 in 2015. In addition, our Chief Executive Officer is required to travel significantly for business and was permitted on limited occasions to have family members accompany him on aircraft we chartered for business use at a minimal incremental cost to us. We do not view perquisites or other personal benefits as a significant component of our executive compensation program.

The compensation committee does not believe that our incentive compensation programs described above contain incentives for our named executive officers or other employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the company, particularly in light of the compensation committee’s historical emphasis on stock options which it believes reward sustained long-term performance that is aligned with our shareholders’ interests.

Employment Agreements

Mr. Rascoff and Ms. Philips

We entered into employment agreements, effective as of July 25, 2011, with Mr. Rascoff and Ms. Philips to assist in the retention of their services and to help them maintain their focus and dedication to their responsibilities to maximize shareholder value in the event of a transaction that could result in a change of control of our company. Each employment agreement provides that employment with us is “at will.”

The employment agreements provide the following severance payments and benefits if the executive officer’s employment is terminated by us without cause (as defined in the employment agreement) or if he or she resigns for good reason (as defined in the employment agreement), including such a termination in connection with or within 18 months after a change of control (as defined in the employment agreement):

•	severance pay equal to six months of salary, generally payable in the form of salary continuation following the date of termination;

•	COBRA continuation coverage for up to six months following termination (or until such earlier time as the executive officer becomes covered by the medical plan of another employer);

•

12 months’ accelerated vesting of unvested stock options and any other outstanding equity awards that vest based on continued service, except that, in the event of a qualifying termination in connection with or within 18 months after a change of control, 50% of the unvested portions of such outstanding equity awards will accelerate in vesting;

•	an extension of time to exercise outstanding stock options until the earlier of (a) one year following termination and (b) the expiration of the term of the options; and

•	earned but unpaid salary and accrued vacation pay otherwise payable under our standard policy.

As a condition to receiving any severance payments or benefits under the employment agreements, Mr. Rascoff and Ms. Philips must execute (and not revoke) a general release and waiver of all claims against us in a form satisfactory to us. The executive officers must also continue to comply with the applicable terms of their confidentiality and noncompetition agreements. The employment agreements and employment terminate automatically upon death or total disability of the executive officer. We do not currently have any other effective employment or severance agreements with any of the other named executive officers.

Recovery Policy

We do not have a formal compensation recovery policy, but the compensation committee reserves the discretion on an individual basis to require that certain compensation payable to our executive officers be subject to recoupment in the event of misconduct. For example, Mr. Schwartz’s bonuses described above are subject to recoupment in the event that revenue on which a bonus is calculated is determined to have been overstated as a result of misconduct. We are also subject to the clawback provisions for the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002, which provide that those executives must reimburse the company for any bonus or other incentive-based or equity-based compensation received during the 12-month period following the preparation of an accounting restatement, as a result of misconduct. The board of directors or the compensation committee will adopt a formal clawback policy no later than when the final rules relating to such policies are effective pursuant to the Dodd-Frank Act and require such a policy to be in effect and will continue to impose clawback provisions in individual arrangements as it determines appropriate.

Stock Ownership Guidelines

All of our executive officers hold either shares and/or stock-based equity awards, which we believe help align their interests with those of our shareholders. As a result, at this time, our board of directors has not adopted stock ownership guidelines for the named executive officers, although it may consider doing so in the future. We have established an insider trading compliance policy that prohibits, among other actions, short sales and strongly discourages and requires preapproval of, among other actions, hedging of stock ownership positions.

Tax Treatment of Compensation

Section 162(m) of the Code generally disallows a tax deduction to a public corporation for annual compensation in excess of $1 million paid to its principal executive officer and the three other most highly compensated named executive officers (excluding the principal financial officer). Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

Stock options granted to our executive officers pursuant to our equity compensation plans are intended to qualify for the performance-based exemption. While our compensation committee believes it is important to maximize the tax deductibility of compensation paid to our executive officers, the compensation committee has not adopted a policy that all compensation must be tax-deductible and qualified under Code Section 162(m). In order to maintain ongoing flexibility of our compensation programs, the compensation committee has the discretion to and may from time to time approve incentive and other compensation that exceeds the $1 million limit.

COMPENSATION COMMITTEE REPORT

The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the compensation committee:

Jay C. Hoag (Chairman)

Erik Blachford

Gordon Stephenson

2015 COMPENSATION TABLES

2015 Summary Compensation Table

The following table provides information regarding the compensation our named executive officers earned for 2015 and, where applicable, 2014 and 2013. Positions listed below are those currently held by the named executive officers at Zillow Group.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(4)	Total ($)
Spencer M. Rascoff	2015	655,000	—	—	16,222,260	—		3,975	16,881,235
Chief Executive Officer	2014	512,553	—	—	—	—		—	512,553
	2013	473,570	—	—	10,113,600	—		—	10,587,170

Kathleen Philips	2015	431,506	—	299,917	7,293,470	—		3,975	8,028,868
Chief Financial Officer, Chief Legal Officer, Secretary and Treasurer	2014	396,543	—	—	2,313,283	—		—	2,709,826
	2013	340,221	—	—	663,086	—		—	1,003,307

Chad M. Cohen(5)	2015	265,523	—	19,973	4,127,150	—		3,501	4,416,147
Former Chief Financial Officer and Treasurer	2014	370,472	—	—	917,275	—		—	1,287,747
	2013	325,291	—	—	663,086	—		—	988,377

Greg M. Schwartz	2015	441,934	—	—	7,945,880	200,596	(6)	3,975	8,592,385
Chief Business Officer	2014	383,290	—	—	2,668,316	212,103	(6)	—	3,263,709
	2013	321,208	—	—	663,086	152,919	(6)	—	1,137,213

David A. Beitel	2015	477,521	—	—	7,945,880	—		3,975	8,427,376
Chief Technology Officer	2014	417,148	—	—	1,753,206	—		—	2,170,354
	2013	351,419	—	—	1,148,538	—		—	1,499,957

Stanley B. Humphries	2015	430,094	—	19,973	7,293,470	—		3,975	7,747,512
Chief Analytics Officer

(1)	Amounts reflect 2015 base salary adjustments for the named executive officers that became effective January 7, 2015, as well as base salary adjustments that became effective on August 1, 2015 for Ms. Philips and Messrs. Beitel and Humphries.
(2)	Amounts reflect aggregate grant date fair value of the restricted stock units granted to Ms. Philips and Messrs. Cohen and Humphries computed in accordance with FASB ASC Topic 718, based on the closing market price of our Class A common stock on the grant date. Assumptions used to calculate these amounts are described in Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Share-Based Compensation,” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.
(3)	Amounts reflect aggregate grant date fair value of the option awards granted, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 15, “Share-Based Awards,” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.
(4)	Amounts reflect matching contributions made by the Company under the Zillow Group 401(k) Plan.
(5)	Mr. Cohen resigned as Chief Financial Officer and Treasurer effective August 7, 2015, at which time Ms. Philips assumed such positions.
(6)	Reflects amounts earned by Mr. Schwartz for performance as described in the section entitled “Named Executive Officer Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Incentive Cash Bonuses,” including amounts that were paid in March of the following year for performance in the year indicated.

2015 Grants of Plan-Based Awards Table

The following table provides information regarding plan-based awards granted to our named executive officers during 2015. Awards reported below that were granted prior to effectiveness of the Class C Stock Split have been adjusted to reflect the Class C Stock Split.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Title of Security	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)		Target ($)		Maximum ($)
Spencer M. Rascoff	01/07/2015							Class C Capital			600,000	(2)	35.48	10,814,820
	01/07/2015							Class A Common			300,000	(2)	30.75	5,407,440

Kathleen Philips	01/07/2015							Class C Capital			60,000	(3)	35.48	948,960
	01/07/2015							Class A Common			30,000	(3)	30.75	474,480
	01/07/2015							Class C Capital			100,000	(2)	35.48	1,802,470
	01/07/2015							Class A Common			50,000	(2)	30.75	901,240
	02/17/2015							Class C Capital	5,496	(4)				199,944
	02/17/2015							Class A Common	2,748	(4)				99,973
	08/18/2015							Class C Capital			150,000	(5)	26.06	1,583,160
	08/18/2015							Class C Capital			150,000	(6)	26.06	1,583,160

Chad M. Cohen	01/07/2015							Class C Capital			60,000	(3)	35.48	948,960
	01/07/2015							Class A Common			30,000	(3)	30.75	474,480
	01/07/2015							Class C Capital			100,000	(2)	35.48	1,802,470
	01/07/2015							Class A Common			50,000	(2)	30.75	901,240
	02/17/2015							Class C Capital	366	(4)				13,315
	02/17/2015							Class A Common	183	(4)				6,658

Greg M. Schwartz	01/07/2015	—	(7)	200,000	(8)	2,000,000	(9)	Class C Capital			100,000	(2)	35.48	1,802,470
	01/07/2015							Class A Common			50,000	(2)	30.75	901,240
	01/07/2015							Class C Capital			87,500	(3)	35.48	1,383,900
	01/07/2015							Class A Common			43,750	(3)	30.75	691,950
	08/18/2015							Class C Capital			150,000	(5)	26.06	1,583,160
	08/18/2015							Class C Capital			150,000	(6)	26.06	1,583,160

David A. Beitel	01/07/2015							Class C Capital			100,000	(2)	35.48	1,802,470
	01/07/2015							Class A Common			50,000	(2)	30.75	901,240
	01/07/2015							Class C Capital			87,500	(3)	35.48	1,383,900
	01/07/2015							Class A Common			43,750	(3)	30.75	691,950
	08/18/2015							Class C Capital			150,000	(5)	26.06	1,583,160
	08/18/2015							Class C Capital			150,000	(6)	26.06	1,583,160

Stanley B. Humphries	01/07/2015							Class C Capital			100,000	(2)	35.48	1,802,470
	01/07/2015							Class A Common			50,000	(2)	30.75	901,240
	01/07/2015							Class C Capital			60,000	(3)	35.48	948,960
	01/07/2015							Class A Common			30,000	(3)	30.75	474,480
	02/17/2015							Class C Capital	366	(4)				13,315
	02/17/2015							Class A Common	183	(4)				6,658
	08/18/2015							Class C Capital			150,000	(5)	26.06	1,583,160
	08/18/2015							Class C Capital			150,000	(6)	26.06	1,583,160

(1)	Amounts reflect aggregate grant date fair value of the stock option awards and restricted stock units granted during 2015, computed in accordance with FASB ASC Topic 718. For restricted stock units, this value is based on the closing market price of our Class A common stock on the grant date. Assumptions used to calculate these amounts are described in Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Share-Based Compensation” and Note 15, “Share-Based Awards,” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.
(2)	The stock option award vests over six years, with 1/16th of the total number of shares originally subject to the option vesting on January 7, 2016, the 1st vesting date, and an additional 1/192 vesting each month thereafter over the next 3 years. An additional 1/16th of the total number of shares originally subject to the option vests on January 7, 2017 and an additional 1/192 becomes vested each month thereafter over the next 3 years. An additional 1/16th of the total number of shares originally subject to the option vests on January 7, 2018 and an additional 1/192 becomes vested each month thereafter over the next 3 years. An additional 1/16th of the total number of shares originally subject to the option vests on January 7, 2019 and an additional 1/192 becomes vested each month thereafter over the next 3 years until the option is fully vested. Vesting is subject to continued service.

(3)	The stock option award vests over four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting monthly in equal installments over the following 36 months, subject to continued service.
(4)	Represents restricted stock units that were fully vested on the grant date.
(5)	The stock option award vests over a four-year period, with 25% vesting on August 3, 2016 and the remainder vesting monthly in equal installments over the following 36 months, subject to continued service.
(6)	The stock option award vests over a four-year period, with 25% vesting on January 1, 2017 and the remainder vesting monthly in equal installments over the following 36 months, subject to continued service.
(7)	Mr. Schwartz is eligible to receive semi-annual bonuses based on total revenue, agent revenue and other real estate revenue generated during 2015. No threshold amounts apply to the bonuses since a minimum revenue goal must be achieved for a payout under each bonus opportunity. For additional discussion regarding Mr. Schwartz’s bonus arrangement, please refer to the section entitled “Named Executive Officer Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Incentive Cash Bonuses.” We did not provide any other non-equity incentive plan awards to our other named executive officers during 2015.
(8)	Includes annual target payout of $100,000 under the total revenue bonus opportunity, $50,000 under the premier agent revenue bonus opportunity and $50,000 under the total other real estate revenue bonus opportunity.
(9)	The total amount payable under the bonus opportunities is capped at $2 million. The actual amount paid to Mr. Schwartz for 2015 performance is set forth in the 2015 Summary Compensation Table above.

2015 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides certain information regarding outstanding equity awards held by each of our named executive officers at December 31, 2015. Other than the option awards listed below, our named executive officers held no other equity awards at December 31, 2015. Mr. Cohen held no equity awards at December 31, 2015 and is omitted from the table below. Awards reported below that were granted prior to effectiveness of the Class C Stock Split have been adjusted to reflect the Class C Stock Split.

	Option Awards
Name	Grant Date	Title of Security	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date
			Exercisable (#)	Unexercisable (#)
Spencer M. Rascoff	01/07/2015	Class C Capital	—	600,000	(1)	35.48	01/07/2025
	01/07/2015	Class A Common	—	300,000	(1)	30.75	01/07/2025
	01/24/2013	Class C Capital	—	1,000,000	(2)	12.68	01/24/2023
	01/24/2013	Class A Common	—	500,000	(2)	10.99	01/24/2023
	12/16/2012	Class C Capital	427,086	375,000	(3)	10.04	12/16/2019
	12/26/2012	Class A Common	213,543	187,500	(3)	8.70	12/26/2019
	02/02/2012	Class C Capital	32,928	6,174	(4)	10.63	02/02/2019
	02/02/2012	Class A Common	16,464	3,087	(4)	9.21	02/02/2019
	03/01/2011	Class C Capital	96,154	—		1.36	03/01/2018
	03/01/2011	Class A Common	48,077	—		1.18	03/01/2018
	09/15/2010	Class C Capital	177,570	—		1.13	09/15/2017
	09/15/2010	Class A Common	88,785	—		0.98	09/15/2017
	03/12/2010	Class C Capital	165,460	—		1.25	03/12/2017
	03/12/2010	Class A Common	82,730	—		1.08	03/12/2017

Kathleen Philips	08/18/2015	Class C Capital	—	150,000	(5)	26.06	08/18/2022
	08/18/2015	Class C Capital	—	150,000	(6)	26.06	08/18/2022
	01/07/2015	Class C Capital	—	100,000	(1)	35.48	01/07/2025
	01/07/2015	Class A Common	—	50,000	(1)	30.75	01/07/2025
	01/07/2015	Class C Capital	—	60,000	(4)	35.48	01/07/2022
	01/07/2015	Class A Common	—	30,000	(4)	30.75	01/07/2022
	04/09/2014	Class C Capital	25,000	35,000	(4)	33.07	04/09/2021
	04/09/2014	Class A Common	12,500	17,500	(4)	28.66	04/09/2021
	01/02/2014	Class C Capital	25,468	30,098	(7)	28.62	01/02/2021
	01/02/2014	Class A Common	12,734	15,049	(7)	24.81	01/02/2021
	01/24/2013	Class C Capital	60,916	25,084	(8)	12.68	01/24/2020
	01/24/2013	Class A Common	30,458	12,542	(8)	10.99	01/24/2020
	02/02/2012	Class C Capital	10,750	2,250	(9)	10.63	02/02/2019
	02/02/2012	Class A Common	5,375	1,125	(9)	9.21	02/02/2019
	03/01/2011	Class C Capital	802	—		1.36	03/01/2018
	03/01/2011	Class A Common	401	—		1.18	03/01/2018

Greg M. Schwartz	08/18/2015	Class C Capital	—	150,000	(5)	26.06	08/18/2022
	08/18/2015	Class C Capital	—	150,000	(6)	26.06	08/18/2022
	01/07/2015	Class C Capital	—	100,000	(1)	35.48	01/07/2025
	01/07/2015	Class A Common	—	50,000	(1)	30.75	01/07/2025
	01/07/2015	Class C Capital	—	87,500	(4)	35.48	01/07/2022
	01/07/2015	Class A Common	—	43,750	(4)	30.75	01/07/2022
	08/18/2014	Class C Capital	13,332	26,668	(10)	48.25	08/18/2021
	08/18/2014	Class A Common	6,666	13,334	(10)	41.82	08/18/2021
	01/02/2014	Class C Capital	34,634	40,932	(7)	28.62	01/02/2021
	01/02/2014	Class A Common	17,317	20,466	(7)	24.81	01/02/2021
	01/24/2013	Class C Capital	60,916	25,084	(8)	12.68	01/24/2020
	01/24/2013	Class A Common	30,458	12,542	(8)	10.99	01/24/2020
	02/02/2012	Class C Capital	33,750	2,250	(9)	10.63	02/02/2019
	02/02/2012	Class A Common	16,875	1,125	(9)	9.21	02/02/2019
	03/01/2011	Class C Capital	96,508	—		1.36	03/01/2018
	03/01/2011	Class A Common	48,254	—		1.18	03/01/2018
	09/15/2010	Class C Capital	36,142	—		1.13	09/15/2017
	09/15/2010	Class A Common	18,071	—		0.98	09/15/2017

	Option Awards
Name	Grant Date	Title of Security	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date
			Exercisable (#)	Unexercisable (#)
David A. Beitel	08/18/2015	Class C Capital	—	150,000	(5)	26.06	08/18/2022
	08/18/2015	Class C Capital	—	150,000	(6)	26.06	08/18/2022
	01/07/2015	Class C Capital	—	100,000	(1)	35.48	01/07/2025
	01/07/2015	Class A Common	—	50,000	(1)	30.75	01/07/2025
	01/07/2015	Class C Capital	—	87,500	(4)	35.48	01/07/2022
	01/07/2015	Class A Common	—	43,750	(4)	30.75	01/07/2022
	01/02/2014	Class C Capital	43,800	51,766	(7)	28.62	01/02/2021
	01/02/2014	Class A Common	21,900	25,883	(7)	24.81	01/02/2021
	06/27/2013	Class C Capital	9,168	15,000	(4)	20.17	06/27/2020
	06/27/2013	Class A Common	4,584	7,500	(4)	17.49	06/27/2020
	01/24/2013	Class C Capital	17,916	25,084	(8)	12.68	01/24/2020
	01/24/2013	Class A Common	8,958	12,542	(8)	10.99	01/24/2020
	02/02/2012	Class C Capital	10,290	3,088	(9)	10.63	02/02/2019
	02/02/2012	Class A Common	5,145	1,544	(9)	9.21	02/02/2019
	03/01/2011	Class C Capital	2,466	—		1.36	03/01/2018
	03/01/2011	Class A Common	1,233	—		1.18	03/01/2018

Stanley B. Humphries	08/18/2015	Class C Capital	—	150,000	(5)	26.06	08/18/2022
	08/18/2015	Class C Capital	—	150,000	(6)	26.06	08/18/2022
	01/07/2015	Class C Capital	—	100,000	(1)	35.48	01/07/2025
	01/07/2015	Class A Common	—	50,000	(1)	30.75	01/07/2025
	01/07/2015	Class C Capital	—	60,000	(4)	35.48	01/07/2022
	01/07/2015	Class A Common	—	30,000	(4)	30.75	01/07/2022
	01/02/2014	Class C Capital	35,708	42,202	(7)	28.62	01/02/2021
	01/02/2014	Class A Common	17,854	21,101	(7)	24.81	01/02/2021
	01/24/2013	Class C Capital	23,750	22,168	(8)	12.68	01/24/2020
	01/24/2013	Class A Common	11,875	11,084	(8)	10.99	01/24/2020
	02/02/2012	Class C Capital	11,250	2,250	(9)	10.63	02/02/2019
	02/02/2012	Class A Common	5,625	1,125	(9)	9.21	02/02/2019
	03/01/2011	Class C Capital	6,658	—		1.36	03/01/2018
	03/01/2011	Class A Common	3,329	—		1.18	03/01/2018

(1)	The stock option award vests over six years, with 1/16th vesting on January 7, 2016 and an additional 1/192 vesting each month thereafter over the next 3 years. An additional 1/16th vests on January 7, 2017 and an additional 1/192 becomes vested each month thereafter over the next 3 years. An additional 1/16th vests on January 7, 2018 and an additional 1/192 becomes vested each month thereafter over the next 3 years. An additional 1/16th vests on January 7, 2019 and an additional 1/192 becomes vested each month thereafter over the next 3 years until the option is fully vested. Vesting is subject to continued service.
(2)	The stock option award vests over seven years, with one-eighth vesting on January 24, 2016, and an additional 1/96th vesting each month thereafter over the next three years. An additional one-eighth vests on January 24, 2017, with an additional 1/96th vesting each month thereafter over the next three years until the option is fully vested. Vesting is subject to continued service.
(3)	The stock option award vests over five years, with one-eighth vesting on December 26, 2013, and an additional 1/96th vesting each month thereafter over the next three years. An additional one-eighth vests on December 26, 2014, with an additional 1/96th vesting each month thereafter over the next three years until the option is fully vested. Vesting is subject to continued service.
(4)	The stock option award vests over four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the following 36 months, subject to continued service.
(5)	The stock option award vests over four years, with 25% vesting on January 1, 2017, the first anniversary of the vesting commencement date, and the remainder vesting monthly in equal installments over the following 36 months, subject to continued service.

(6)	The stock option award vests over four years, with 25% vesting on August 3, 2016, the first anniversary of the vesting commencement date, and the remainder vesting monthly in equal installments over the following 36 months, subject to continued service.
(7)	The stock option award vests over four years, with 25% vesting on February 1, 2015, the first anniversary of the vesting commencement date, and the remainder vesting monthly in equal installments over the following 36 months, subject to continued service.
(8)	The stock option award vests over four years, with 25% vesting on February 1, 2014, the first anniversary of the vesting commencement date, and the remainder vesting monthly in equal installments over the following 36 months, subject to continued service.
(9)	The stock option award vests over four years, with 25% vesting on March 1, 2013, the first anniversary of the vesting commencement date, and the remainder vesting monthly in equal installments over the following 36 months, subject to continued service.
(10)	The stock option award vests over four years, with 25% vesting on August 1, 2015, the first anniversary of the vesting commencement date, and the remainder vesting in equal monthly installments over the following 36 months, subject to continued service.

2015 Option Exercises and Stock Vested Table

The following table provides information, on an aggregate basis, about stock options exercised and restricted stock units vested by the named executive officers during the fiscal year ended December 31, 2015. Amounts reflected below have been adjusted to reflect the Class C Stock Split.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Spencer M. Rascoff
Class C Capital	55,800	2,123,180	—	—
Class A Common	27,900	920,148	—	—

Kathleen Philips
Class C Capital	19,650	856,801	5,496	199,944
Class A Common	9,825	371,322	2,748	99,973

Chad M. Cohen
Class C Capital	41,214	1,231,641	366	13,315
Class A Common	20,607	620,227	183	6,658

Greg M. Schwartz
Class C Capital	20,000	841,830	—	—
Class A Common	10,000	364,834	—	—

David A. Beitel
Class C Capital	18,358	803,156	—	—
Class A Common	9,179	348,073	—	—

Stanley B. Humphries
Class C Capital	—	—	366	13,315
Class A Common	—	—	183	6,658

(1)	Based on the difference between the fair market value of Class C capital stock or Class A common stock, as applicable, at the time of exercise and the applicable exercise price of the stock option.
(2)	Based on the closing price of Class C capital stock or Class A common stock, as applicable, on the applicable vesting dates.

Potential Payments upon Termination or Change of Control

Our 2011 Plan entitles the named executive officers to accelerated vesting of equity awards in the event of certain changes in control, such as those in which awards are not converted, assumed, substituted for or replaced by a surviving or successor company. Our employment agreements with our Chief Executive Officer, Mr. Rascoff, and our Chief Financial Officer, Ms. Philips, provide for certain severance payments or benefits in the event of a termination of the executive officer’s employment with Zillow under specified circumstances. These arrangements are described below as they apply to each named executive officer, except Mr. Cohen who resigned from the Company effective August 7, 2015.

2011 Plan. Our 2011 Plan provides that in the event of a change of control that qualifies as a company transaction, outstanding stock options and other equity awards that vest based on continued employment or service will only become fully vested and immediately exercisable to the extent they are not converted, assumed, substituted for or replaced by the surviving or successor company (including a parent company thereof). In the event of a change of control that is not a company transaction, all equity awards granted under the 2011 Plan will become fully vested and immediately exercisable. The 2011 Plan generally defines “change of control” as the occurrence of any of the following events:

•

an acquisition by a person or entity of beneficial ownership of more than 50% of the combined voting power of our outstanding voting securities (generally excluding any acquisition directly from Zillow Group, any acquisition by Zillow Group, any acquisition by an employee benefit plan of Zillow Group or a related company, any acquisition by holders of our Class B common stock as of July 19, 2011, provided such holder then beneficially owns no less than 25% of our outstanding voting securities, or an acquisition pursuant to certain related party transactions);

•

a change in the composition of the board of directors during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board (excluding directors whose election, or nomination for election, was approved by a majority of the Incumbent Board); or

•

the consummation of a company transaction, which is generally defined as a merger or consolidation, a statutory share exchange or a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of our assets, unless (a) after such transaction the beneficial owners of outstanding voting securities immediately prior to the transaction retain at least 50% of the combined voting power of such securities of the company resulting from the transaction, (b) no entity beneficially owns more than 50% of the combined voting power of the company resulting from such transaction and (c) the individuals who were members of the Incumbent Board will immediately after the consummation of such transaction constitute at least a majority of the members of the board of directors of the company resulting from such transaction.

Employment Agreements. We have entered into an employment agreement, effective as of July 25, 2011, with each of Mr. Rascoff and Ms. Philips. The employment agreements provide for severance payments and benefits if the executive officer’s employment is terminated by us without cause or if he or she resigns for good reason, including such a termination in connection with or within 18 months after a change of control. As a condition to receiving any severance payments or benefits under the employment agreements, the executive officers must execute (and not revoke) a general release and waiver of all claims against us in a form satisfactory to us. They must also continue to comply with the applicable terms of their confidentiality and noncompetition agreements.

A description of the severance payments and benefits under the employment agreements is described above in the section entitled “Named Executive Officer Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Employment Agreements.”

For purposes of the employment agreements, “change of control” has the meaning set forth above for the 2011 Plan. “Cause” generally means one or more of the following by the executive officers:

•

willful misconduct, insubordination or dishonesty in the performance of duties or a knowing and material violation of our or a successor employer’s policies and procedures that results in a material adverse effect on us or a successor employer (which includes a parent thereof);

•	continued failure to satisfactorily perform duties after receipt of written notice from us;

•	willful actions in bad faith or intentional failures to act in good faith that materially impair our or a successor employer’s business, goodwill or reputation;

•

conviction of a felony or misdemeanor, conduct that we reasonably believe violates any statute, rule or regulation governing us, or conduct that we reasonably believe constitutes unethical practices, dishonesty or disloyalty and that results in a material adverse effect on us or a successor employer;

•	current use of illegal substances; or

•	any material violation of the employment agreement or our Confidential Information, Inventions, Nonsolicitation and Noncompetition Agreement.

The employment agreements generally define “good reason” as one or more of the following conditions without the executive officer’s express, written consent, provided that the executive officer provides timely notice of such condition to us and we have the opportunity to cure such condition prior to the executive officer’s termination of employment:

•	a material reduction in authority, duties or responsibilities;

•

a material reduction in annual salary or bonus opportunity (except for a reduction in connection with a general reduction in annual salary for all executive officers by an average percentage that is not less than the percentage reduction of the executive officer’s annual salary);

•	a material breach of the employment agreement by us or a successor employer; or

•

relocation or travel more than 50 miles from the executive officer’s then current place of employment in order to continue to perform the duties and responsibilities of position (not including customary travel as may be required by the nature of the position).

Potential Payments Upon Termination or Change of Control Table

The following table shows the estimated value of benefits upon termination of employment or a change of control that would have accrued to the named executive officers if (i) their employment was terminated without cause or they terminated employment for good reason, (ii) we completed a change of control or a company transaction, as applicable, in which outstanding equity awards were not assumed or substituted by the surviving or successor company (or a parent company thereof), or (iii) their employment was terminated without cause or by the named executive officers for good reason in connection with or following a change of control in which stock options were assumed or substituted. The amounts in the table assume that the termination of employment, change of control, or company transaction was effective as of December 31, 2015. The amounts are estimates of the incremental amounts that would have accrued as of December 31, 2015 in the foregoing circumstances. The actual amounts can only be determined at the time of an actual termination of employment, change of control, or company transaction. Mr. Cohen is not included in the table below because he resigned as Chief Financial Officer effective August 7, 2015.

Name	Benefit	Termination Without Cause or for Good Reason ($)		Full Acceleration of Equity Awards in a Change of Control/No Assumption or Substitution in a Company Transaction ($)	Termination Without Cause or for Good Reason in Connection with a Change of Control or Company Transaction ($)
Spencer M. Rascoff	Cash Severance(1)	312,863		—	312,863
	Stock Option Acceleration(2)	10,048,012	(3)	26,742,709	13,371,354	(4)
	COBRA Benefit(5)	10,246		—	10,246

	Total	10,371,121		26,742,709	13,694,463

Kathleen Philips	Cash Severance(1)	209,930		—	209,930
	Stock Option Acceleration(2)	450,298	(3)	525,944	262,972	(4)
	COBRA Benefit(5)	1,130		—	1,130

	Total	661,358		525,944	474,032

Greg M. Schwartz	Cash Severance	—		—	—
	Stock Option Acceleration(2)	—		532,619	—
	COBRA Benefit	—		—	—

	Total	—		532,619	—

David A. Beitel	Cash Severance	—		—	—
	Stock Option Acceleration(2)	—		670,859	—
	COBRA Benefit	—		—	—

	Total	—		670,859	—

Stanley B. Humphries	Cash Severance	—		—	—
	Stock Option Acceleration(2)	—		480,029	—
	COBRA Benefit	—		—	—

	Total	—		480,029	—

(1)	Amount reflects cash severance of six months’ salary based on the executive officer’s base salary as of December 31, 2015.
(2)	Calculated by multiplying the number of Class A option shares subject to acceleration by $26.04 and the number of Class C capital shares subject to acceleration by $23.48, (the closing prices of our Class A common stock and Class C capital stock as of December 31, 2015, the last trading day of 2015) less the applicable per share option exercise prices.
(3)	Amount reflects the value of 12 months’ accelerated vesting of unvested stock options.
(4)	Amount reflects the value of accelerated vesting of 50% of unvested stock options.
(5)	Amount reflects the estimated cost of COBRA continuation coverage for six months.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions to which we were a party during our last fiscal year or which are currently proposed, and in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Hart-Scott-Rodino Antitrust Improvements Act of 1976 Filing Fees

In February 2015, we paid $250,000 in filing fees directly to the Federal Trade Commission (the “FTC”), on behalf of and in connection with filings made by Mr. Barton, our Executive Chairman, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) due to Mr. Barton’s ownership of Zillow stock.

Also, in February 2015, we paid $125,000 in filing fees directly to the FTC, on behalf of and in connection with a filing made by Mr. Frink, our Vice Chairman and President, under the HSR Act due to Mr. Frink’s ownership of Zillow stock.

Private Aircraft Fees

In 2015, we paid or had payable a total of approximately $0.2 million and $0.2 million, respectively to Mr. Frink and Mr. Barton for reimbursement of costs incurred by Mr. Frink and Mr. Barton for the incremental operating costs related to the use of private aircraft by certain of Zillow Group’s employees and Mr. Frink and Mr. Barton for business travel.

Investors’ Rights Agreement and Public Offering

Prior to the Trulia transaction, Zillow was a party to an investors’ rights agreement with a group of shareholders that included our founders, Richard N. Barton and Lloyd D. Frink, who are both executive officers and members of our board of directors and beneficial owners of more than 5% of a class of our voting securities, Gregory B. Maffei and Erik Blachford, who are both non-employee directors, Benchmark Capital Partners V, L.P., an affiliate of J. William Gurley, a non-employee director through December 31, 2015, and TCV V, L.P. and TCV Member Fund, L.P., both of which are affiliates of Jay C. Hoag, a non-employee director. Subject to the terms and conditions of the investors’ rights agreement, certain of these shareholders had registration rights with respect to the shares of Zillow capital stock they, or certain of their affiliates, held, including the right to demand that Zillow file a registration statement or request that their shares be covered by a registration statement that Zillow otherwise filed. The investors’ rights agreement expired by its terms upon completion of the Trulia transaction.

Indemnification of Officers and Directors

We entered into indemnification agreements with each of our directors and certain of our executive officers which provide, among other things, that we will indemnify such director or officer, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Zillow Group, and otherwise to the fullest extent permitted under Washington law and our Bylaws.

Other than as described above in this section, since the beginning of our last fiscal year, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealing with unrelated third parties.

Policies and Procedures for the Review and Approval or Ratification of Transactions with Related Persons

Our board of directors has adopted a written policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, all of our directors and executive officers and all of our beneficial owners of more than 5% of our Class A common stock, Class B common stock or other voting securities are expected to disclose to our general counsel the material facts of any transaction that could potentially be considered a related person transaction promptly on gaining knowledge that the transaction may occur or has occurred. The audit committee is authorized to administer the policy, and may amend, modify, and interpret the policy. A related person transaction generally is defined under the policy as any transaction required to be disclosed under the SEC’s related person transaction disclosure requirement of Item 404(a) of Regulation S-K.

Any potential related person transaction reported to or otherwise made known to the general counsel will be reviewed under the policy according to the following procedures:

•

If the general counsel determines that disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is not required under the SEC’s related person transaction disclosure requirement, the transaction will be deemed approved and will be reported to the audit committee at its next scheduled meeting.

•

If disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is required under the SEC’s related person transaction disclosure requirement, the general counsel will submit the transaction to the chairperson of the audit committee, who will review and, if authorized, will determine whether to approve or ratify the transaction. The chairperson is authorized to approve or ratify any related person transaction involving an aggregate amount of less than $250,000 or when it would not be practicable in the judgment of the chairperson and general counsel to wait for the next audit committee meeting to review the transaction. The chairperson is not authorized to review a related person transaction in which the chairperson is involved.

•

If the transaction is outside the chairperson’s authority, the chairperson will submit the transaction to the audit committee for review and approval or ratification at its next regularly scheduled meeting or, if deemed necessary by the general counsel or the chairperson, as applicable, at a special meeting of the audit committee called for this purpose or in a written consent submitted to the committee in accordance with Zillow Group’s Amended and Restated Bylaws.

•

If the transaction to be reviewed and acted upon by the audit committee involves a member of the audit committee (including the chairperson), the involved member shall recuse himself or herself from deliberations related to the transaction and the other members of the audit committee shall take appropriate action.

When determining whether to approve or ratify a related person transaction, the chairperson of the audit committee or the audit committee, as applicable, will review relevant facts regarding the related person transaction, including:

•	the extent of the related person’s interest in the transaction;

•	whether the terms are comparable to those generally available in arm’s-length transactions; and

•	whether the related person transaction is consistent with the best interests of the company.

If any related person transaction is ongoing or is part of a series of transactions, the chairperson or the audit committee, as applicable, may establish guidelines as necessary to appropriately review the ongoing transaction. After initial approval or ratification of the transaction, the chairperson or the audit committee, as applicable, will review the transaction on a regular basis (at least annually).

If any related person transaction is not approved or ratified, the audit committee may take such action as it may deem necessary or desirable in the best interests of the company.

ADDITIONAL INFORMATION

Code of Conduct and Code of Ethics

Our board of directors has adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, and controller and persons performing similar functions and a Code of Conduct that applies to all our directors, officers, and employees. A copy of each is available on the Investor Relations section of our website at http://investors.zillowgroup.com/corporate-governance.cfm. Substantive amendments to and waivers from either, if any, will be disclosed on the Investor Relations section of our website.

List of Shareholders of Record

In accordance with Washington law, a list of the names of our shareholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Pacific Time) at our principal executive offices at 1301 Second Avenue, Floor 31, Seattle, Washington 98101. If you would like to view the shareholder list, please contact our Investor Relations Department at (866) 504-0030. This list will also be available at the Annual Meeting.

Submission of Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

To be considered for inclusion in next year’s proxy statement and form of proxy, shareholder proposals for the 2017 Annual Meeting of Shareholders must be received at our principal executive offices no later than the close of business on December 26, 2016. As prescribed by current Rule 14a-8(b) under the Exchange Act, a shareholder must have continuously held at least $2,000 in market value, or 1%, of our outstanding shares for at least one year by the date of submitting the proposal, and the shareholder must continue to own such stock through the date of the annual meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2017 Annual Meeting of Shareholders, shareholders are advised to review our Bylaws as they contain requirements with respect to advance notice of shareholder proposals not intended for inclusion in our proxy statement and director nominations. To be timely, a shareholder’s notice must be delivered to and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of our 2016 Annual Meeting of Shareholders. Accordingly, any such shareholder proposal must be received between February 15, 2017 and the close of business on March 17, 2017. Copies of the pertinent Bylaw provisions are available on request to the following address: Corporate Secretary, Zillow Group, Inc., 1301 Second Avenue, Floor 31, Seattle, Washington 98101. For such proposals or nominations that are timely filed, we retain discretion to vote proxies we receive, provided that (a) we include in our proxy statement advice to shareholders on the nature of the proposal and how we intend to exercise our voting discretion and (b) the proponent does not issue a separate and appropriate proxy statement.

Consideration of Shareholder-Recommended Director Nominees

Our nominating and governance committee will consider director nominee recommendations submitted by our shareholders. Shareholders who wish to recommend a director nominee must submit their suggestions in the manner set forth in our Bylaws and the charter of our nominating and governance committee to the following address: Chairperson of Nominating and Governance Committee, Attn: Corporate Secretary, Zillow Group, Inc., 1301 Second Avenue, Floor 31, Seattle, Washington 98101.

As required by our Bylaws, shareholders should include the name, biographical information, and other relevant information relating to the recommended director nominee, including, among other things, information that would be required to be included in the proxy statement filed in accordance with applicable rules under the

Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director if elected, among other requirements set forth in our Bylaws. Evaluation of any such recommendations is the responsibility of the nominating and governance committee. In the event of any shareholder recommendations, the nominating and governance committee will evaluate the persons recommended in the same manner as other candidates.

Shareholder Communications with the Board of Directors

Shareholders may contact our board of directors as a group or any individual director about the board of directors or corporate governance by sending written correspondence to the following address: Board of Directors – Zillow Group, Inc., Attn: General Counsel, 1301 Second Avenue, Floor 31, Seattle, Washington 98101 or by email at legal@zillowgroup.com. Shareholders should clearly specify in each communication the name(s) of the group of directors or the individual director to whom the communication is addressed. Inquiries meeting these criteria will be received and processed by management before being forwarded to the group of directors or the individual director, as designated in the communication. Communications that are unrelated to the duties and responsibilities of the Board or are unduly hostile, threatening, potentially illegal or similarly unsuitable will not be forwarded.

Internet Voting

Zillow Group is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission sets forth or is submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number and to confirm that shareholder instructions are properly recorded.

Appendix A

ZILLOW GROUP, INC.

AMENDED AND RESTATED 2011 INCENTIVE PLAN

(As Amended and Restated Effective                     , 2016)

SECTION 1. PURPOSE

The purpose of the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1 Administration of the Plan

(a) The Plan shall be administered by the Board or the Compensation Committee (including a subcommittee thereof), which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto; and “independent” within the meaning of any applicable stock exchange listing rules or similar regulatory authority.

(b) Notwithstanding the foregoing, the Board may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate and subject to the requirements set forth in Section 3.1(a) with respect to Awards granted to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act.

(c) All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom authority has been delegated to administer the Plan.

3.2 Administration and Interpretation by Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number and type of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (ix) delegate ministerial duties to such of the Company’s employees as it so determines; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) The Committee shall have the right, without shareholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted; (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the Fair Market Value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock, or other equity award; or (iii) take any other action that is treated as a repricing under generally accepted accounting principles.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1 Authorized Number of Shares1

Subject to adjustment from time to time as provided in Section 15.1, the number of shares of Common Stock available for issuance under the Plan shall be:

(a) 18,400,000 shares; plus

(b) an annual increase to be added as of January 1st of each year, commencing on January 1, 2016 and ending on (and including) January 1, 2025, equal to the least of (i) 3.5% of the outstanding Common Stock and Class B Common Stock on a fully diluted basis as of the end of the immediately preceding calendar year, (ii) 10,500,000 shares, and (iii) a lesser amount determined by the Board; provided, however, that any shares that become available from any such increases in previous years that are not actually issued shall continue to be available for issuance under the Plan; plus

(c) 13,758,279 shares that previously became available for issuance under the Plan pursuant to the authorized annual share increase on each of January 1, 2013, 2014 and 2015; plus

(d) (i) any shares subject to outstanding awards under the Prior Plan on the IPO Date that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are

[1]	In July 2015, the Company’s Board approved a distribution of shares of Class C capital stock as a dividend to the Company’s Class A and Class B common shareholders (the “Class C Stock Split”). Share numbers have been adjusted to reflect the Class C Stock Split completed on August 14, 2015.

exercised for or settled in vested or nonforfeitable shares), up to an aggregate maximum of 1,878,521 shares, which shares shall cease to be set aside or reserved for issuance pursuant to the Prior Plan, effective on the date upon which they cease to be so subject to such awards, and shall instead be set aside and reserved for issuance pursuant to the Plan, and (ii) 138,849 shares, reflecting authorized shares that were not issued or subject to awards under the Company’s Amended and Restated 2005 Equity Incentive Plan (the “Prior Plan”) on the IPO Date that became available for issuance under the Plan on such date.

Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2 Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination and previously approved by the Acquired Entity’s shareholders, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plans (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of securities of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation or statutory share exchange is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding any other provision of this Section 4.2 to the contrary, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1(a), subject to adjustment as provided in Section 15.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1 Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3 Deferrals

To the extent permitted by applicable law, the Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents. All deferrals by Participants shall be made in accordance with Section 409A.

6.4 Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends or dividend equivalents paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A. Also notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must comply with or qualify for an exemption under Section 409A.

SECTION 7. OPTIONS

7.1 Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2 Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and shall not be less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date. For Incentive Stock Options, the maximum term shall comply with Section 422 of the Code.

7.4 Exercise of Options

(a) The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

(b) To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f) such other consideration as the Committee may permit.

7.6 Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time. If not otherwise established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(i) if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

(ii) if the Participant’s Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii) the Option Expiration Date.

Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Committee determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

(c) Notwithstanding the foregoing, if exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock upon exercise of the Option would violate the registration requirements under the Securities Act, then the Option shall remain exercisable until the earlier of (i) the Option Expiration Date and (ii) the expiration of a total period of three months (or such longer period of time as determined by the Committee in its sole discretion), which time period need not be consecutive, after the Participant’s Termination of Service during which exercise of the Option would not be in violation of the Securities Act.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provision of the Plan to the contrary, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1 Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) on the Grant Date may not be granted Incentive Stock Options.

8.2 Dollar Limitation

To the extent the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or, if different, the maximum limitation in effect at the time of grant under the Code), such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.

8.3 Ten Percent Stockholders

In the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), such Option shall be granted with an exercise price per share not less than 110% of the Fair Market Value of the Common Stock on the Grant Date and with a maximum term of five years from the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1 Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option (a “tandem SAR”) or alone (a “freestanding SAR”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for such term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2 Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.3 Waiver of Restrictions

The Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1 Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2 Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions on Restricted Stock or Stock Units, as determined by the Committee, (a) the shares covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3 Waiver of Restrictions

The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Units under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1 Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2 Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13. WITHHOLDING

(a) The Company may require the Participant to pay to the Company or a Related Company, as applicable, the amount of (i) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (ii) any amounts due from the Participant to the Company or any Related Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

(b) The Committee, its sole discretion, may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (i) paying cash to the Company or a Related Company, as applicable, (ii) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company to the Participant, (iii) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, (iv) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations, (v) selling shares of Common Stock issued under an Award on the open market or to the Company, or (vi) taking such other action as may be necessary in the opinion of the Committee to satisfy any applicable tax withholding obligations. The value of the shares so withheld or tendered may not exceed the employer’s applicable minimum required tax withholding rate or such other applicable rate as is necessary to avoid adverse treatment for financial accounting purposes, as determined by the Committee in its sole discretion.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15. ADJUSTMENTS

15.1 Adjustment of Shares

(a) In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, statutory share exchange, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (1) the maximum number and kind of securities available for issuance under the Plan; (2) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2(d); (3) the maximum numbers and kind of securities set forth in Section 16.3; and (4) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(b) Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2 Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3 Change of Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change of Control:

(a) All outstanding Awards that are subject to vesting based on continued employment or service with the Company or a Related Company shall become fully vested and immediately exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change of Control and shall terminate at the effective time of the Change of Control; provided, however, that with respect to a Change of Control that is a Company Transaction in which such Awards could be converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully vested and immediately exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed, substituted for or replaced by the Successor Company. If and to the extent that the Successor Company converts, assumes, substitutes for or replaces an Award, the vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award.

For the purposes of Section 15.3(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Company Transaction the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b) All Performance Shares, Performance Units and other outstanding Awards that are subject to vesting based on the achievement of specified performance goals and that are earned and outstanding as of the date the Change of Control is determined to have occurred and for which the payout level has been determined shall be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the Award. All Performance Shares, Performance Units and other outstanding Awards that are subject to vesting based on the achievement of specified performance goals for which the payout level has not been determined as of the date the Change of Control is determined to have occurred shall be prorated at the target payout level up to and including the date of such Change of Control and shall be payable in accordance with the payout schedule set forth in the instrument evidencing the Award. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(c) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change of Control that is a Company Transaction that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(d) For the avoidance of doubt, nothing in this Section 15.3 requires all outstanding Awards to be treated similarly.

15.4 Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, statutory share exchange, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, statutory share exchange, reorganization, liquidation, dissolution or change of control that is the reason for such action.

15.5 No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6 Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment shall be disregarded.

15.7 Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 16. CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan to the contrary, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1 Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any affiliate or business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; share price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”).

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other companies. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary, unusual and/or nonrecurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s periodic reports, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, (viii) gains and losses on asset sales, and (ix) impairments. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

16.2 Adjustment of Awards

Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3 Limitations

Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 750,000 shares of Common Stock for such Awards, except that the Company may make additional onetime grants of such Awards for up to 750,000 shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to any one calendar year to any Covered Employee with respect to Performance Units or other awards payable in cash subject to this Section 16 is $2,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 17. AMENDMENT AND TERMINATION

17.1 Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2 Term of the Plan

Unless sooner terminated as provided herein, the Plan shall automatically terminate on the tenth anniversary of the earlier of (a) the date the Board adopted the Plan and (b) the date the shareholders approved the Plan. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their terms and conditions and the Plan’s terms and conditions.

17.3 Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1 No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2 Issuance of Shares

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws

(including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c) As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(d) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3 Indemnification

(a) Each person who is or shall have been a member of the Board, the Compensation Committee, or a committee of the Board or an officer of the Company to whom authority to administer the Plan was delegated in accordance with Section 3.1, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.

(b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4 No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5 Compliance with Laws and Regulations

(a) In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

(b) The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan shall comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

(c) Also notwithstanding any other provision of the Plan to the contrary, the Board or the Compensation Committee shall have broad authority to amend the Plan or any outstanding Award without the consent of the Participant to the extent the Board or the Compensation Committee deems necessary or advisable to comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules or other applicable laws, rules or regulations.

18.6 Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8 Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10 Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

18.11 Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19. EFFECTIVE DATE

The Plan, as amended and restated, shall become effective on the date of shareholder approval at the 2015 Annual Meeting of Shareholders (the “Effective Date”). If the shareholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Change of Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, (iv) any acquisition by a Founder Shareholder, provided that this clause (iv) shall terminate and be of no effect with respect to a Founder Shareholder at such time as such Founder Shareholder’s beneficial ownership of the Outstanding Company Voting Securities is less than 25%, or (v) any acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction;

(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c) the consummation of a Company Transaction.

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company.

“Class C Capital Stock” means the Class C Capital Stock, par value $0.0001 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means Class A Common Stock and Class C Capital Stock, both of which may be issued under the Plan, or any security into which such Common Stock may be changed as contemplated by the adjustment provisions of Section 15. Unless otherwise provided with respect to an Award, references to Common Stock in the Plan or an Award refer to the applicable class, or classes, of securities for which the Award is granted to a Participant.

“Company” means Zillow Group, Inc., a Washington corporation.

“Company Transaction,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company;

(b) a statutory share exchange pursuant to which all of the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets, excluding, however, in each case, any such transaction pursuant to which

(i) the Entities who are the beneficial owners of the Outstanding Company Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, at least 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Company in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Voting Securities;

(ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors, unless such ownership resulted solely from ownership of securities of the Company prior to such transaction; and

(iii) individuals who were members of the Incumbent Board will immediately after the consummation of such transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Founder Shareholder” means any holder of record of the Class B Common Stock, par value $0.0001 per share, of the Company as of July 19, 2011.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Incumbent Board” has the meaning set forth in the definition of “Change of Control.”

“IPO Date” means the date of the underwriting agreement between Zillow, Inc. and the underwriter(s) managing the initial public offering of the Class A Common Stock of Zillow, Inc., pursuant to which the Class A Common Stock was priced for the initial public offering of Zillow, Inc.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change of Control.”

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

“Plan” means the Amended and Restated Zillow Group, Inc. 2011 Incentive Plan, as amended and restated from time to time (which previously was called the Zillow, Inc. Amended and Restated 2011 Incentive Plan, as amended). For purpose of Section 17.2, the Plan term is measured from the date of Board approval of the Plan, as currently renamed.

“Prior Plan” has the meaning set forth in Section 4.1(d).

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means a Stock Unit subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Section 409A” means Section 409A of the Code, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit,” including a Restricted Stock Unit, means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor, or independent contractor of the Company or a Related Company, or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS SUMMARY PAGE

Date of Board Action	Action	Section/Effect of Amendment	Date of Shareholder Approval
Pre-Class C Stock Split
June 16, 2011	Initial Plan Adoption		June 16, 2011

March 22, 2012	Share increase of 1,000,000 shares. Addition of Section 162(m) provisions and related performance criteria	Section 4.1(a). Section 16 added (and the sections following it renumbered; certain capitalized terms used in Section 16 added to Appendix A)	June 1, 2012

March 13, 2013	Share increase of 1,500,000 shares	Section 4.1(a) (effected by standalone amendment)	May 31, 2013

April 17, 2015	Share increase by 1,500,000 shares (Section 4.1(a)); inclusion of ability to grant Class C capital stock; and general amendment and restatement	General amendment and restatement	June 11, 2015

Post-Class C Stock Split

April 15, 2016	Share increase of 2,500,000 and general amendment and restatement to reflect same	Section 4.1	June , 2016

DIRECTIONS

2016 Annual Meeting of Shareholders

Zillow Group, Inc.

1301 Second Avenue, Floor 17

Bainbridge/Whidbey Room

Seattle, Washington

June 15, 2016

8:00 a.m. (Pacific Time)

The Russell Investments Center main entrance is located on Second Avenue between Union and University Streets. The following directions direct you to the parking garage entrance located on Union Street between First and Second Avenue.

Northbound on I-5:

Exit at Seneca Street (exit #165)

West on Seneca Avenue to Fourth Avenue

Turn right on Fourth Avenue

Turn left on Union Street

Russell Investments Center parking is located on the left between First and Second Avenue.

Southbound on I-5:

Exit at Union Street (exit #165B)

West on Union Street

Russell Investments Center parking is located on the left between First and Second Avenue.

ZILLOW GROUP, INC.
IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, on June 14, 2016.

Vote by Internet
•	Go to www.investorvote.com/Z
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals	—	THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR”
ALL NOMINEES WITH RESPECT TO THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 AND 3.

+

The board of directors recommends you vote FOR all nominees.

1. ELECTION OF DIRECTORS         Nominees:            01 - Richard N. Barton            02 - Lloyd D. Frink

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

The board of directors recommends you vote FOR the following proposal:
		For	Against	Abstain
2.	Approve the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan to increase the number of shares authorized for issuance under the plan	☐	☐	☐

		For	Against	Abstain
3.	Ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016	☐	☐	☐

B	Authorized Signatures	—	This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

/ /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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02CJTA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2015 Annual Report to Shareholders are available at: http://investors.zillowgroup.com/annuals-proxies.cfm

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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PROXY

ZILLOW GROUP, INC.

2016 MEETING OF SHAREHOLDERS – JUNE 15, 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Spencer M. Rascoff and Kathleen Philips, and each of them, as proxies of the undersigned, with the full power of substitution, to vote all shares of Zillow Group, Inc. Class A and/or Class B common stock held of record by the undersigned on April 7, 2016, at the Annual Meeting of Shareholders of Zillow Group, Inc. to be held at 1301 Second Avenue, Floor 17, in the Bainbridge/Whidbey room, in Seattle, Washington 98101 on June 15, 2016, at 8:00 a.m. local time and at any and all postponements, continuations, and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting including matters incidental to the conduct of the meeting.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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